DEBTORS' DISCLOSURE STATEMENT FOR FIFTH
         AMENDED JOINT PLAN OF AFFILIATED DEBTORS PURSUANT TO CHAPTER 11
                      OF THE UNITED STATES BANKRUPTCY CODE

         Capitalized terms used throughout this Disclosure Statement are defined in Appendix A: "Material Defined Terms for Enron Disclosure
                           Statement" attached hereto.

          On December 2, 2001 and continuing thereafter, Enron Corp. ("ENE") and certain of its direct and indirect subsidiaries and affiliates filed voluntary petitions seeking protection under chapter 11 of the Bankruptcy Code, thereby commencing one of the largest and most complex chapter 1l cases in the United States. These Chapter 11 Cases involve most of the major institutional investors in the U.S., as well as many from around the world. Similarly, these cases involve thousands of trade creditors, energy traders, former employees, and other creditor and equity constituencies located domestically and world-wide. Refer to Appendix B: "List of Debtors, Tax ID Numbers, Case Numbers, and Petition Dates" for a complete list of the Debtors and their respective Petition Dates.

          The Debtors submit this Disclosure Statement pursuant to Bankruptcy Code section 1125 to holders of Claims against and Equity Interests in the Debtors in connection with (i) the solicitation of acceptances of the Fifth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code and (ii) the hearing to consider confirmation of the Plan scheduled for April 20, 2004 commencing at 10:00 a.m. New York City Time.

          Attached as appendices and exhibits to this Disclosure Statement are copies of the following documents: (a) the Plan, Exhibit 1: "Chapter 11 Plan",
(b) the Disclosure Statement Order, which, among other things, approves this Disclosure Statement and establishes certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, Exhibit 2:
"Disclosure Statement Order", (c) the Voting Procedures Order, which, among other things, establishes certain procedures with respect to voting and the temporary allowance of Claims for voting purposes, Exhibit 3: "Voting Procedures Order" and (d) the Liquidation Analysis, which sets forth estimated recoveries in a chapter 7 liquidation as compared to estimated recoveries under the Plan, Appendix L: "Liquidation Analysis". In addition, for those holders of Claims entitled to vote under the Plan, a Ballot for the acceptance or rejection of the Plan is separately enclosed.

                         I. Overview of Chapter 11 Plan

   Capitalized terms used throughout this Disclosure Statement are defined in
                  Appendix A: "Material Defined Terms for Enron
                     Disclosure Statement" attached hereto.

A.   Introduction

          Chapter 11 is the chapter of the Bankruptcy Code primarily used for business reorganization. Asset sales, stock sales, and other disposition efforts, however, can also be conducted during a chapter 11 case or pursuant to a chapter 11 plan. Under chapter 11, a company endeavors to restructure its finances such that it maximizes recovery to its creditors. Formulation of a chapter 11 plan is the primary purpose of a chapter 11 case. A chapter 11 plan sets forth and governs the treatment and rights to be afforded to creditors and stockholders with respect to their claims against and equity interests in the debtor. According to section 1125 of the Bankruptcy Code, acceptances of a chapter 11 plan may be solicited only after a written disclosure statement has been provided to each creditor or stockholder who is entitled to vote on the plan. This Disclosure Statement is presented by the Debtors to holders of Claims against and Equity Interests in the Debtors to satisfy the disclosure requirements contained in section 1125 of the Bankruptcy Code.

B.   Chapter 11 Plan

          For a more detailed description of the Plan, refer to Section VI., "Summary of Debtors' Chapter 11 Plan". In addition, the Plan is attached hereto as Exhibit 1: "Chapter 11 Plan".

     1.   Plan Negotiations

          a. Creditors' Committee. Given the diverse creditor body and the myriad of complex issues posed by these Chapter 11 Cases, the Debtors and the Creditors' Committee have spent the past year engaging in analysis and negotiation regarding the terms of a chapter 11 plan and related matters. These discussions focused on a variety of issues, including, but not limited to, (a) maximizing value to Creditors, (b) resolving issues regarding substantive consolidation and other inter-estate and inter-creditor disputes, and (c) facilitating an orderly and efficient distribution of value to Creditors. The Plan represents the culmination of these efforts and reflects agreements and compromises reached, following discussions with the ENA Examiner, among the Debtors and the Creditors' Committee with respect thereto. The Creditors' Committee fully supports the Plan, including the compromises and settlements embodied therein.

          b.   ENA Examiner

               (i) Role as Plan Facilitator. The ENA Examiner was appointed, among other things, to serve as a plan facilitator for ENA and its subsidiaries. The ENA Examiner has performed this function by engaging in dialogue with the Debtors, representatives of the Creditors' Committee, and certain parties in interest that assert claims against ENA and its subsidiaries. The ENA Examiner has also performed his role as plan facilitator by filing reports regarding various plan-related issues, such as whether ENA's exclusive right to propose a plan for ENA should be preserved and whether a joint plan involving ENA and the remaining Debtors is appropriate and beneficial from the perspective of ENA's creditors. Refer to Section IV.A.4.a., "ENA Examiner" and Section IV.A.4.b., "ENE Examiner" for further information.

               (ii) Initial Presentation to the ENA Examiner. In February 2003, the Debtors and representatives of the Creditors' Committee made a detailed presentation to the ENA Examiner and certain Creditors of ENA and its subsidiaries with respect to the concepts underlying the global compromise embodied in the Plan. Using estimated claims and asset values available at that time, the presentation included a broad spectrum of potential estimated creditor recoveries using approximately fifteen different sets of assumptions, including, but not limited to, substantive consolidation of none of the Debtors, substantive consolidation of all of the Debtors, substantive consolidation of discrete groups of Debtors, avoidance of various intercompany transactions, and/or subordination of various intercompany obligations. The alternative scenarios were provided to demonstrate the disparity of results depending upon the ultimate resolution of these contested issues. The presentation explained the history of the due diligence and negotiations between the Debtors and the Creditors' Committee and the need for a consensual resolution of central inter-Debtor issues to conserve the resources of the Debtors' estates and maximize returns to Creditors. While the presentation relied on a number of scenarios to illustrate the complex and potentially disparate results depending upon the base assumptions, the global compromise represents a synthesis of competing concerns and a means for maximizing the value of the Debtors' assets for their Creditors holding Allowed Claims.

               (iii) ENA Examiner's Support for Initial Plan. Following the presentation in February 2003, the ENA Examiner, representatives of the Creditors' Committee, and the Debtors met repeatedly and continued the exchange of information and discussions regarding the terms of a global compromise that could form the basis of a joint chapter 11 plan for the Debtors. The Debtors and the Creditors' Committee believe that the results of the parties' efforts in this regard were reflected in the compromises and settlements incorporated into the Initial Plan filed on July 11, 2003, which was amended by the First Amended Plan to incorporate various technical modifications. After consultation with certain Creditors of ENA and its subsidiaries, and following his review of the terms of the Initial Plan, in July 2003, the ENA Examiner informed the Debtors and the Creditors' Committee that he believed the compromises and settlements incorporated into the Initial Plan were reasonable, and that the economic treatment to Creditors of ENA and its subsidiaries was fair and worthy of being accepted by such Creditors. The letter signed by the ENA Examiner evidencing his support of the Initial Plan can be found under "Related Documents" at http://www.enron.com/corp/por.

               (iv) Subsequent Dispute with ENA Examiner. Beginning in October 2003, the ENA Examiner formally notified the Bankruptcy Court, the Debtors and the Creditors' Committee that he was withdrawing his support for the Initial Plan due to certain misunderstandings between the ENA Examiner, on the one hand, and the Debtors and the Creditors' Committee, on the other hand, regarding the terms of the global compromise including, among others, (i) whether and to what extent the Debtors intended to challenge Enron Guaranty Claims held by Creditors of ENA and its subsidiaries on the basis of constructive fraudulent conveyances and (ii) the allocation of ownership of certain affirmative claims and causes of action that may be commenced by or on behalf of the Debtors' estates against third parties. The ENA Examiner also reported that Creditors of ENA and its subsidiaries believed the post-confirmation governance contained in the Initial Plan might not provide sufficient oversight or monitoring of the Debtors and the Reorganized Debtors from the vantage point of ENA and its Debtor subsidiaries. In an effort to preserve the global compromise, the Debtors, the Creditors' Committee and the ENA Examiner resumed discussions and negotiations over the terms of a joint chapter 11 plan in October and November 2003. At that time, the parties could not reach a mutual understanding and, on November 13, 2003, the Debtors, with the support of the Creditors' Committee, but without the support of the ENA Examiner, filed the Second Amended Plan.

               (v) New Compromise Reached with ENA Examiner. After the filing of the Second Amended Plan on November 13, 2003, the Bankruptcy Court suggested that the parties continue to attempt to achieve a global resolution satisfactory to the Debtors, the Creditors' Committee and the ENA Examiner. Following additional negotiations, on December


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


5, 2003, the Debtors, the Creditors' Committee and the ENA Examiner agreed to modify certain provisions of the previous global compromise and each supports all of the terms and conditions now incorporated in the Plan.

          c. Plan Preserves Central Terms of Prior Versions. Notwithstanding the ENA Examiner's withdrawal of support for the compromise embodied in the Initial Plan and the First Amended Plan, the Debtors and the Creditors' Committee elected to incorporate into the Second Amended Plan all of the economic and governance provisions as previously agreed with the ENA Examiner, with certain aspects conditioned on Classes of Guaranty Claims voting to support the Second Amended Plan. The new compromise reached with the ENA Examiner in the Plan preserves many of the central terms of the prior versions of the Plan, including:/1

               (i) Recoveries to Creditors holding Allowed Unsecured Claims will be equal to 30% of their recoveries in a modified substantive consolidation scenario plus 70% of their recoveries in a scenario where there is no consolidation;

               (ii) Holders of Allowed Guaranty Claims will be entitled to participate in the substantive consolidation scenario to the extent of 50% of their Allowed Guaranty Claims;

               (iii) The net economic equity value of the following assets attributed to ENE on the Debtors' books and records will be reallocated for the benefit of ENA and its Creditors -

                    o the value attributable to Enron Canada (estimated to be approximately $870 million);

                    o fifty percent of the value attributable to CPS (such fifty percent estimated to be approximately $100 million); and

                    o the value attributable to Bridgeline Holdings (estimated to be approximately $40 million)./2

               (iv) Distributions to Creditors on account of their Allowed
                    Unsecured Claims will be made from a common currency of pooled assets, except that holders of Allowed Unsecured Claims against ENA


----------------
1 The global compromise does not apply to the Portland Debtors. The description set forth in this summary is qualified in its entirety by the terms and conditions of the Plan.

2 As part of the global compromise, the preferred equity value attributable to RMTC will remain with ENE.

                    and certain of its subsidiaries/3 will be entitled to receive Cash in lieu of up to $125 million of Plan Securities./4

               (v) Proceeds from avoidance actions involving two Debtors, other than those included in the definition of Litigation Trust Claims or Special Litigation Trust Claims, will be shared 50/50 between the transferor Debtor and the Debtor whose antecedent debt was satisfied.

               (vi) The ENA Examiner will be consulted with respect to one of the five Persons and the Creditors' Committee will be consulted with respect to four of the five Persons to be appointed by the Debtors to the Board of Directors of Reorganized ENE and, to the extent the Litigation Trust and Remaining Asset Trusts are created, the Litigation Trust Board and the Remaining Asset Trust Boards.


          d. Plan Modifies Certain Features of Prior Versions. The following is a summary description of the principal modifications to the global compromise embodied in the Initial Plan, made as a result of the new compromise with the ENA Examiner and as incorporated in the Plan:

               (i) At the suggestion of the ENA Examiner, Litigation Trust Claims will be deemed to be assets of ENE and will be defined as all claims and causes of action asserted by or on behalf of the Debtors or the Debtors' estates (i) in the MegaClaim Litigation, (ii) in the Montgomery County Litigation (other than claims and causes of action against insiders or former insiders of the Debtors), and (iii) of the same nature against financial institutions, law firms, accountants and accounting firms, certain of the Debtors' other professionals and such other Entities as may be described in the Plan Supplement. In addition, Litigation Trust Claims will include any and all avoidance actions that have been or may be commenced by or on behalf of the Debtors' estates against the Entities referenced in (i),
                    (ii) and (iii), above. Litigation Trust Claims shall not include or constitute a release of, and in fact do not include or constitute a release of, any claims or causes of action that Entities who are not Affiliates of the Debtors may have against other Entities that are not Affiliates of the Debtors.

----------------
3 Specifically, this election is available to the holders of Allowed General Unsecured Claims against ENA, EPMI, EGLI, EGM, EIM, ENGMC, ENA Upstream, ECTRIC, and ERAC.

4 Although unrelated to the compromise reached with the ENA Examiner, a similar cash exchange option will be made available for Creditors of ETS pursuant to the TOPRS Stipulation, provided that holders of the ETS Debentures vote to accept the Plan.

                    o As a result of the Litigation Trust Claims being deemed to be assets of ENE, holders of Allowed Intercompany Claims and Allowed Guaranty Claims against ENE will share in any recoveries on Litigation Trust Claims as Creditors of ENE.

                    o Creditors of ENE's subsidiaries without Enron Guaranty Claims will nevertheless share in potential recoveries on Litigation Trust Claims (i) to the extent the value of ENE's assets are conveyed to such Creditor indirectly by virtue of distributions made on account of Allowed Intercompany Claims and (ii) by virtue of ENE's contribution to the modified substantive consolidation scenario that forms the basis of the 30/70 formula for distributions. In addition, the Plan will reallocate a portion of the distributions to be made on account of Allowed Enron Guaranty Claims resulting from recoveries on Litigation Trust Claims in accordance with the following formula: (a) 80% of such distributions will be retained by holders of such Allowed Enron Guaranty Claims and (b) 20% of such distributions will be deemed redistributed to holders of General Unsecured Claims against the subsidiary Debtor that is the primary obligor corresponding to such Allowed Enron Guaranty Claims; provided, however, that, to the extent a holder of an Allowed Enron Guaranty Claim also holds a General Unsecured Claim for the primary obligation against the subsidiary Debtor, such General Unsecured Claim will be excluded from the redistribution under part (b) above.

               (ii) Special Litigation Trust Claims (consisting of all claims and causes of action, including avoidance actions, commenced by or on behalf of the Debtors or the Debtors' estates against those current or former insiders of the Debtors named as defendants in Montgomery County Litigation and claims of a similar nature against insiders and former insiders) will be deemed to be assets of ENE and treated in the same manner as Litigation Trust Claims.

               (iii) In the event the Litigation Trust or Special Litigation
                    Trust is created, the Trust Interests will be distributed to holders of Allowed Claims as if the assets contained in such trusts were distributed to holders of Allowed Claims against ENE.

               (iv) The role of the ENA Examiner will continue as it currently exists in accordance with prior orders of the Bankruptcy Court during the period following Confirmation of the Plan pending the Effective Date. Within 20 days after the Confirmation Date, the ENA Examiner or any Creditor of ENA or its subsidiaries will have the right to file a motion requesting that the Bankruptcy Court define the duties of the ENA Examiner for the period following the Effective Date; provided, however, that if no such pleading is filed within 20 days after the Confirmation Date, the ENA Examiner's role will conclude on the Effective Date.

                    o The agreement by the Debtors and the Creditors' Committee to the foregoing procedural mechanism for continuing the ENA Examiner after the Effective Date will not be deemed to create a presumption that the role of the ENA Examiner should or should not be continued. In addition, in no event will the ENA Examiner's scope be expanded beyond the scope approved by orders of the Bankruptcy Court entered as of the date of the Disclosure Statement Order, except that any order approving an overhead expense methodology for any period following the Confirmation Date will be deemed to be included as within the scope of such orders.

                    o In the event the Bankruptcy Court enters an order defining post-Effective Date duties of the ENA Examiner, the Creditors' Committee will automatically continue to exist to exercise all of its statutory rights, powers and authority until the date the ENA Examiner's rights, powers and duties are fully terminated pursuant to a Final Order. No position taken by the Debtors or the Creditors' Committee (or any party in interest) in opposition to any pleading relating to the ENA Examiner's post-Effective Date duties will result in a limitation of the statutory role of the Creditors' Committee.

               (v) If the ENA Examiner's role concludes on the Effective Date, the Creditors' Committee will continue to exist after the Effective Date only for the following purposes: (a) to continue prosecuting claims or causes of action previously commenced by it on behalf of the Debtors' estates, (b) to complete other litigation, if any, to which the Creditors' Committee is a party as of the Effective Date (unless, in the case of (a) or (b), the Creditors' Committee's role in such litigation is assigned to another representative of the Debtors' estates, including the Reorganized Debtors, the Litigation Trust or the Special Litigation Trust) and (c) to participate, with the Creditors' Committee's professionals and the Reorganized Debtors and their professionals, on the joint task force created with respect to the prosecution of the Litigation Trust Claims pursuant to the terms and conditions and to the full extent agreed between the Creditors' Committee and the Debtors as of the date of the Disclosure Statement Order.

          e. Challenges to Certain Claims Based on ENE Guaranties and to Certain Large ENA Claims. In connection with its review of potential avoidance actions, the Debtors and the Creditors' Committee reviewed whether any Claims based on guaranties are susceptible to challenge. In determining which claims and causes of action to pursue, the Debtors reviewed and analyzed many factors regarding the guaranties, including, among other things, the potential exposure, the date of issuance or amendment, the total volume of guaranties, the number of guaranties issued during a particular time period, and the timing and nature of the underlying guaranteed transactions. The Debtors consulted with the Creditors' Committee regarding their analysis of the guaranties and the potential avoidance of such guaranties. Moreover, in the context of negotiating the global compromise, the ENA Examiner noted that, if there was a wholesale challenge to Creditors holding Guaranty Claims, then it might undermine his support for the settlements contained in the Plan and the Debtors' ability to gain acceptances of the Plan. Consequently, in light of the ENA Examiner's observation, and the review and analysis undertaken by the Debtors, the Debtors and the Creditors' Committee determined to challenge as constructive fraudulent transfers only those Guaranty Claims that arose from a guaranty or an amendment to a guaranty executed and delivered during the one year period prior to the Initial Petition Date.

          Pursuant to fraudulent transfer laws permitting the Debtors to avoid obligations incurred in exchange for less than reasonably equivalent value, the Debtors timely commenced actions, or obtained tolling agreements from intended defendants, to challenge Claims against ENE predicated upon guaranties issued, amended or replaced during the one-year period preceding the Initial Petition Date. The Debtors estimate that Guaranty Claims meeting the above criteria represent less than one-third in amount of all Claims based upon guaranties executed by ENE. Unless the statute of limitations was consensually tolled by agreement with a potential defendant, any and all constructive fraudulent transfer challenges to Claims based on guaranties executed by ENE were commenced by adversary proceedings filed on or before December 2, 2003. The Debtors have agreed not to assert constructive fraudulent transfer as a basis for objection to such Claims under section 502(d) of the Bankruptcy Code unless an affirmative action was or is timely filed.

          Pursuant to the Plan, the Debtors will offer an opportunity to compromise and settle any constructive fraudulent transfer actions commenced with respect to Claims against ENE predicated upon guaranties issued, amended or replaced during the one-year period preceding the Initial Petition Date. Creditors whose Claims have been so challenged will have the option of accepting a discount to the allowed amount of such Claims at varying percentages based upon the proximity of the execution of the guaranty to the Initial Petition Date. In addition, following discussions with the ENA Examiner, the Debtors determined not to challenge, on constructive fraudulent transfer grounds, guaranties issued with respect to the London Prepay, the Citibank/Delta Prepays described in Section III.F.12., "Citibank/Delta Prepays", the Mahonia Prepaid Forward Contracts described in Section III.F.34., "Mahonia


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


Prepaid Forward Contracts", and the Yosemite and Credit Link Notes described in
Section III.F.51., "Yosemite and Credit Linked Notes"./5

          Moreover, following discussions with the ENA Examiner, efforts to reconcile large disputed ENA Claims will be expedited. The Debtors and the Creditors' Committee agreed to commence any challenges and to file and serve any objections to (i) twenty (20) of the largest Claims against ENA, as defined in a list to be provided by the ENA Examiner no later than the Confirmation Date, no later than fifty (50) days following the Confirmation Date and (ii) Claims asserted in connection with (A) the Apache/Choctaw financing transaction (refer to Section III.F.3., "Apache/Choctaw" for a description), (B) the Yosemite and Credit Linked Notes financing transaction (refer to Section III.F.51.,"Yosemite and Credit Linked Notes" for a description), and (C) the Zephyrus/Tammy financing transaction (refer to Section III.F.52., "Zephyrus/Tammy" for a description) no later than twenty (20) days following the Confirmation Date, unless either or both such deadlines are extended for cause upon motion by the Debtors on notice to the Creditors' Committee and the Creditors holding such Claims.

          With respect to the Apache/Choctaw and Zephyrus/Tammy financing transactions, the Debtors continue to investigate the basis for objecting to the Claims asserted in connection with these transactions, but are not prepared or required at the time of this Disclosure Statement to assert claims, causes of action or objections to the Claim. In the future, however, the Debtors may pursue or compromise any valid claims, causes of action, and objections to the Claims asserted in connection with these transactions.

     2.   Basis for Global Compromise Embodied in the Plan

          The Plan incorporates various inter-Debtor, Debtor-Creditor and inter-Creditor settlements and compromises designed to achieve a global resolution of these Chapter 11 Cases. Thus, the Plan is premised upon a settlement, rather than litigation, of these disputes. The settlements and compromises embodied in the Plan represent, in effect, a linked series of concessions by Creditors of every individual Debtor in favor of each other. The agreements are interdependent. The following description of the global compromise is qualified in its entirety by the full text of the Plan.

          To reach the global compromise, the Debtors and the Creditors' Committee considered, among other things, the most significant inter-estate disputes (including, without limitation, certain issues between ENE and ENA), the issue of substantive consolidation, and the cost and delay that would be occasioned by full-blown estate-wide litigation of such issues. In proposing the Plan, the Debtors are offering a non-litigation solution to Creditors. This solution, which the Debtors and the Creditors' Committee believe fairly reflects the risks of litigation, will reduce the duration of these Chapter 11 Cases and the expenses attendant to protracted disputes. While a litigated outcome of each of these issues might differ from the result produced by the Plan itself, the Debtors and the Creditors' Committee believe that, if the issues resolved by the Plan were litigated to conclusion, these Chapter 11 Cases would be prolonged for, at a minimum,

----------------
5 Refer to Section IV.C.I.b(i)., "Enron Corp. and Enron North America Corp. v. Citigroup, Inc, et al. (Adv. No. 03-09266, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division)" for information regarding the MegaClaim Litigation in which these guaranties are challenged on other grounds.

an additional year, and probably much longer. In that regard, it is important to bear in mind that the professional fees incurred in these Chapter 11 Cases, even without such estate-wide litigation, have been approximately $330 million per year.

          There are several components of the global compromise, including, but not limited to, (i) settlement of the issue of substantive consolidation of the Debtors' estates, (ii) the use of a common currency (referred to as Plan Currency) to make distributions under the Plan, (iii) the treatment of Intercompany Claims and resolution of other inter-estate issues, (iv) the resolution of certain asset ownership disputes between ENE and ENA, (v) the resolution of interestate issues regarding rights to certain claims and causes of action, (vi) the treatment of Allowed Guaranty Claims, and (vii) a reduction in the administrative costs post-confirmation. Each of these components is discussed below.

          a. Issue of Substantive Consolidation. Substantive consolidation is a judicially created equitable remedy whereby the assets and liabilities of two or more entities are pooled, and the pooled assets are aggregated and used to satisfy the claims of creditors of all the consolidated entities. Typically, substantive consolidation eliminates intercompany claims and any issues concerning ownership of assets among the consolidated entities, as well as guaranty claims against any consolidated entity that guaranteed the obligations of another consolidated entity. As explained in Union Savings Bank v. Augie/Restivo Baking Co. (In re Augie/Restivo Baking Co.), 860 F.2d 515, 518 (2d Cir. 1988), the "sole purpose of substantive consolidation is to ensure the equitable treatment of all creditors." The federal court of appeals with jurisdiction over these Chapter 11 Cases has articulated a two-fold, disjunctive test for substantive consolidation: (i) whether creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit such that consolidation is fair from the vantage point of creditor expectations, taking into account any prejudice to particular creditors resulting from the consolidation, or (ii) whether the assets and liabilities of the entities in question are sufficiently entangled such that the process of untangling them would be so time-consuming and costly that it is not in the interest of the creditors to complete that process. Whether substantive consolidation is appropriate in a given case requires an intensive analysis of the facts pertaining to each entity proposed to be consolidated, including, but not limited to, the relationships and transactions among the entities in question and each entity's disclosures to and transactions with creditors.

          Following the Initial Petition Date, pursuant to a confidentiality and non-waiver of privilege agreement between the Debtors and the Creditors' Committee, the Debtors and the Creditors' Committee undertook a joint diligence process to ascertain whether substantive consolidation would be an appropriate remedy for some or all of the Debtors in these Chapter 11 Cases. As part of this process, the Debtors and the Creditors' Committee each reviewed and considered the Debtors' books and records, public filings, key contracts, and other documents, as well as the facts and legal theories underlying various related inter-estate issues. In addition, they conducted numerous joint interviews of current and former employees, analyzed the relevant legal standards, and evaluated the relationships between certain of the Debtors and their largest Creditors. In response to Creditors' requests, and as ordered by the Bankruptcy Court, in September 2002, the Creditors' Committee established an Internet database to provide Creditors who are not members of the Creditors' Committee with restricted access to copies of many of the


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documents reviewed as part of the Creditors' Committee's substantive consolidation investigation.

          Through this process, the Debtors and the Creditors' Committee concluded that, for each of the Debtors, there are relevant facts weighing both for and against substantive consolidation. Among the many facts considered relevant to the substantive consolidation analysis, there are certain universal or nearly universal facts regarding the Debtors, including, but not limited to, the following:

               (i) each of the Debtors was able to prepare and file separate Schedules listing their prepetition assets and liabilities;

               (ii) separate books and records were maintained for each of the Debtors prepetition;

               (iii) prepetition, a consolidated federal tax return was filed including most of the Debtors, but, to the extent applicable, individual state tax returns were prepared and filed for each of the Debtors;

               (iv) prepetition, each of the Debtors observed corporate formalities including conducting periodic board meetings and annual shareholder meetings; however, other than the meetings held for ENE, the vast majority of these meetings were by written consent, rather than through in-person meetings involving debate and discussion;

               (v) for substantially all of the Debtors, overlap existed as to the officers and directors of each Debtor and the officers and directors of other Debtors;

               (vi) substantially all of the Debtors directly or indirectly participated in the centralized cash management system maintained by ENE prepetition;

               (vii) substantially all of the Debtors received direct or indirect prepetition credit support from ENE through intercompany loans (whether directly to the Debtor or indirectly to the Debtor through the Debtor's parent(s)), guaranties, indemnities, total return swaps or other means of support;

               (viii) with very few exceptions, prior to the Initial Petition Date, none of the Debtors disseminated financial information to creditors or potential creditors or otherwise made such information available other than the consolidated financial statements for ENE and its subsidiaries;

               (ix) of the Debtors, ENE was the only entity with a credit rating by the major domestic rating agencies and ENA became unable to continue its business operations upon the downgrade of ENE's credit rating;

               (x) although some costs were allocated to subsidiaries, prepetition, ENE absorbed substantial overhead costs for most (if not all) of the Debtors;

               (xi) substantially all of the Debtors utilized ENE's centralized services for risk management, insurance procurement, legal, benefits and similar services;

               (xii) although the internal transaction approval process for all of the Debtors did not expressly require approval of the board of the entity engaged in the transaction, it did require, depending on the dollar amount and type of transaction, approval by the head of the applicable business unit (who might not be an officer or director of that entity), the head of the applicable business segment (who might not be an officer or director of that entity), the Office of the Chair of ENE, and/or the Board of Directors of ENE; and

               (xiii) Enron accounting policies permitted non-cash settlements and novations of intercompany obligations by allowing subsidiaries to either (1) transfer their intercompany receivables owed by other subsidiaries to ENE, in exchange for a receivable from ENE or (2) transfer their intercompany payables owed to other subsidiaries to ENE with ENE assuming the obligation, in exchange for a payable owed by the subsidiary to ENE. After the completion of a non-cash settlement, the entity with the original payable would have a payable to ENE and ENE would have a payable to the other subsidiary. The entity with the original receivable from a subsidiary of ENE would have a receivable from ENE. For example, if EGM had a $1 million receivable from ENA, EGM would exchange its receivable from ENA for a $1 million receivable from ENE and ENA would exchange its payable to EGM for a $1 million payable to ENE. This would leave ENA with no liability to EGM (and EGM with no receivable from ENA); ENA would have a $1 million payable to ENE and ENE would have a $1 million payable to EGM.

          In addition, while there do not appear to be facts to support a finding of pervasive hopeless entanglement, the Debtors and the Creditors' Committee each concluded that there was extensive entanglement between some or all of the Debtors arising principally from Intercompany Claims. Refer to Appendix N: "Intercompany Value Flow Analysis" for information regarding significant value flows between the various Debtors in satisfaction of Intercompany Claims. Of the most significant Intercompany Claims depicted in Appendix N: "Intercompany Value Flow Analysis", approximately $19.5 billion of Intercompany Claims are owed to ENE by various Debtors (for a total of $3.9 billion estimated to be received or allocated in distributions under the Plan) and approximately $13.5 billion of Intercompany Claims are owed to ENA by various Debtors (for a total of approximately $2.3 billion estimated to be received or allocated in distributions under the Plan). This intercompany entanglement among Debtors can be illustrated, for example, by the fact that ENA is ENE's single largest Creditor and ENA's Claim against ENE is ENA's single largest asset. Similar intercompany entanglement exists among Debtors within particular business units, such as Retail Services and the Wind Businesses, which entanglement often extends to include ENE as such business units often operated on a negative cash flow basis and relied heavily on significant cash infusions from ENE (recorded by both Debtors as intercompany loans) to maintain their business operations. In each of the examples described above and generally under the Plan, distributions to the Creditors of a given Debtor necessarily depend in large part on what that Debtor recovers on its Intercompany Claims. Refer to Appendix N: "Intercompany Value Flow Analysis" for additional information.

          The foregoing provides a brief summary of the facts weighing both for and against substantive consolidation. In addition, Appendix M: "Substantive Consolidation

Analysis" contains a more detailed listing of common facts relevant to this analysis. While there are additional relevant facts applicable to most of the Debtors, there are also extensive entity-specific facts. Because of the complexity of these Chapter 11 Cases and the fact-intensive nature of the inquiry, it is impossible to include an exhaustive analysis of these issues for each and every Debtor. The overwhelming incidence of common facts relevant to this analysis provides the basis for inclusion of all of the Debtors (other than the Portland Debtors) in the Plan compromise.

          In fact, given the extent and difficulty of the relevant factual and legal issues, in an effort to resolve the numerous inter-estate issues without protracted and expensive litigation, the Debtors and the Creditors' Committee forged a global compromise and settlement predicated upon a negotiated formula, as a proxy for resolving all such issues, distributing value to Creditors based on hypothetical cases of substantive consolidation and no substantive consolidation. Specifically, under the global compromise of numerous inter-estate issues embodied in the Plan, except with respect to the Portland Debtors, distributions of Plan Currency will be made on account of Allowed General Unsecured Claims, Allowed Guaranty Claims, and Allowed Intercompany Claims based on agreed percentages being applied to two scenarios for making distributions: (i) substantive consolidation of all of the Debtors or (ii) substantive consolidation of none of the Debtors. Accordingly, for example, subject to certain adjustments described below, a holder of an Allowed General Unsecured Claim (except a holder of an Allowed General Unsecured Claim against the Portland Debtors) will receive the sum of (a) 30% of the distribution such Creditor would receive if the Debtors' estates, other than the estates of the Portland Debtors, were substantively consolidated but notwithstanding such substantive consolidation, one-half of Allowed Guaranty Claims were included in such calculation and (b) 70% of the distribution such Creditor would receive if the Debtors were not substantively consolidated. As noted, the 30/70 weighted average is not a precise mathematical quantification of the likelihood of substantive consolidation of each Debtor into each of the other Debtors, but, instead, a negotiated approximation of the likely recoveries if numerous inter-estate issues, including substantive consolidation, were litigated to judgment as to all Debtors.

          b. Plan Currency. As a general rule, absent substantive consolidation, the creditors of a given debtor may recover only from the assets of such debtor. In the event of substantive consolidation, the creditors of each of the consolidated entities recover from the pooled assets of all of the consolidated entities.

          In light of the global compromise and the settlement of inter-estate issues, the actual consideration to be distributed on account of Allowed General Unsecured Claims, Allowed Guaranty Claims and Allowed Intercompany Claims will be derived from a common pool consisting of a mixture of Creditor Cash, PGE Common Stock, CrossCountry Common Equity, and Prisma Common Stock (collectively, "Plan Currency")./6 Generally, for purposes of

----------------
6 It should be noted that, in the event that the Litigation Trust or Special Litigation Trust is created, Plan Currency will not include interests in the Litigation Trust and Special Litigation Trust. In the event that the Remaining Asset Trusts are created, however, interests in such trusts will be valued at the projected realizable value for the assets contained therein and, accordingly, will be included as a component of Plan Currency pending their distribution to Creditors in the form of Cash. Refer to VII.C.2., "The Remaining Asset Trusts" for further information regarding the Remaining Assets Trusts.

making distributions to Creditors of each of the Debtors (except the Portland Debtors), a portion of Plan Currency is allocated to each Debtor following application of the 30/70 weighted average reflecting the likelihood of substantive consolidation. Each Debtor's allocated portion of Plan Currency is referred to in the Plan as the Distributive Assets attributable to such Debtor. For illustrative purposes, Appendix P: "Components of Distributions Under the Plan" sets forth, among other things, the components of the estimated distribution on a hypothetical Allowed General Unsecured Claim of $1,000,000 and a hypothetical Allowed Guaranty Claim of $1,000,000 against each of the Debtors.

          Pursuant to the Plan, if the Litigation Trust and Special Litigation Trusts are to be formed, then (a) on or after the Effective Date, if the board of directors of Reorganized ENE and, unless previously dissolved, the Creditors' Committee determine that the aggregate distributions of Plan Currency and Trust Interests (to the extent either or both trusts are formed) equal one hundred percent (100%) of the Allowed Claims of more senior classes and would thus permit distributions to be made to holders of Allowed Subordinated Claims, Enron Preferred Equity Interests and/or Enron Common Equity Interests, then the Debtors or Reorganized Debtors, as the case may be, shall modify the Plan to provide for such distributions to be made, and (b) within thirty days following the creation of either trust, the Litigation Trust Board and Special Litigation Trust Board, as may be applicable, shall inform the applicable trustee of the value of the assets transferred to the trust.

          With respect to Creditors of ENA and certain of its subsidiaries/7 and the holders of TOPRS, an additional portion of Cash will be made available by ENE under the Plan to such Creditors, and they may elect to accept this additional Cash in lieu of an equal value of Plan Securities. To the extent that they make this election, it will reduce the Cash and increase the PGE Common Stock, CrossCountry Common Equity and Prisma Common Stock available to ENE's creditors.

          c. Intercompany Claims. Typically, substantive consolidation eliminates all intercompany claims among the consolidated entities. In contrast, without substantive consolidation, such intercompany claims may either be treated pari passu with similarly situated third-party claims, subordinated to third-party claims or re-characterized as equity contributions. Moreover, absent substantive consolidation, each debtor may seek to disallow a given intercompany claim or to affirmatively recover on various claims or causes of action against another debtor.

          Prior to the Initial Petition Date, the Debtors maintained a complex corporate structure consisting of thousands of entities, which, in the aggregate, engaged in millions of inter-company transactions in the years leading to the bankruptcy filings./8 The myriad of

----------------
7 Specifically, this election is available to the holders of Allowed General Unsecured Claims against ENA, EPMI, EGLI, EGM, EIM, ENGMC, ENA Upstream, ECTRIC, and ERAC.

8 For information regarding intercompany claims between the Debtors and their affiliates, refer to Appendix C: "Estimated Assets, Claims and Distributions" and Appendix N: "Intercompany Value Flow Analysis", as well as the Debtors' Schedules, which are available at http://www.enron.com/corp/por, and Claims filed against the Debtors, which may be viewed at http://www.bsillc.com.

prepetition intercompany claims arose from a variety of transactions, including, but not limited to, payables and receivables resulting from the centralized cash management system, asset transfers, and agreements regarding services and operations.

          As discussed above in Section I.B.2.a., "Issue of Substantive Consolidation", because of the scope and breadth of the intercompany transactions between the Debtors, there is some degree of inescapable entanglement. Appendix N: "Intercompany Value Flow Analysis" provides a depiction of certain instances of this intercompany entanglement for illustrative purposes. From the inception of these Chapter 11 Cases, the Debtors and the Creditors' Committee have been investigating certain of the most significant of these transactions to determine whether any challenges could be brought by or on behalf of any of the Debtors' estates against any other Debtor's estate, and whether the relative impact to Creditor recoveries that could be occasioned by such challenge, if successful, would warrant litigation. Under the global compromise, except with respect to the Portland Debtors, Debtors holding Allowed Intercompany Claims (i.e., accounts and notes owed by one Debtor to another Debtor) will receive 70% of the distribution such Debtor would receive if the Debtors were not substantively consolidated. As the 30% scenario is based on the hypothetical substantive consolidation of all Debtors, no distribution will be made on Intercompany Claims under this scenario.

          All other potential inter-Debtor remedies, such as the potential disallowance, subordination, or re-characterization of Intercompany Claims, and certain affirmative claims or causes of action against any other Debtor, will be waived. Given the sheer volume of intercompany transactions, in an effort to conserve the estates' resources and expedite the Plan process, neither the Debtors nor the Creditors' Committee have conducted detailed diligence or analysis regarding each and every potential inter-Debtor cause of action or remedy being waived by the Debtors under the Plan. These inter-Debtor waivers were negotiated as an integral part of the global compromise in order to ensure that the efficient resolution of these Chapter 11 Cases would not be jeopardized by ongoing inter-estate disputes. These waivers will not affect, however, the Debtors' ability to pursue third parties (including non-Debtor affiliates) on any claims, causes of action, or challenges available to any of the Debtors in the absence of substantive consolidation, including any avoidance actions or defenses to setoff for lack of mutuality. Similarly, for purposes of litigation commenced by the Debtors against third parties, these waivers and compromises respecting Intercompany Claims will not constitute a judicial finding that can be used by or against any of the parties to such litigation that any particular Intercompany Claims are valid debt obligations as opposed to equity contributions or dividends.

          The amount of each of the Allowed Intercompany Claims is set forth on Exhibit F to the Plan. Adjustments to the allowed amount of Intercompany Claims set forth on Exhibit F to the Plan may be made only to reflect (a) Allowed Claims, other than Guaranty Claims, arising from a Debtor satisfying, or being deemed to have satisfied, the obligations of another Debtor (e.g., where a Debtor may be subrogated to the rights of a third-party Creditor), (b) Allowed Claims arising under section 502(h) of the Bankruptcy Code against a Debtor solely to the extent that such Debtor does not receive a full recovery on a voided transfer due to the compromise of ownership of certain multiple-Debtor claims and causes of action (i.e., where the net proceeds realized from voided preferences are shared equally by ENE and the subsidiary Debtor whose antecedent debt was satisfied) and (c) Allowed Claims arising from the rejection of written executory contracts or unexpired leases between or among the Debtors, other than with respect to certain rejection damages arising from trading contracts between or among the Debtors or their wholly owned Affiliates as described in Section 34.3 of the Plan. The methodology or procedure to be utilized for making such adjustments to Intercompany Claims will be agreed upon by the Debtors, the Creditors' Committee and the ENA Examiner and will be set forth in the Plan Supplement. The Plan Supplement will also contain an updated Exhibit F to the Plan, to the extent any such adjustments are made pursuant to such methodology or procedure subsequent to the date of the Disclosure Statement Order, and will also contain a range of possible adjustments to reflect potential Claims that may arise from the rejection of written executory contracts or unexpired leases between or among the Debtors as described in Section 1.21(c) of the Plan.

          With respect to adjustments that may be made to the amount of Intercompany Claims listed on Exhibit F to the Plan to reflect Allowed Claims described in Sections 1.21(a) of the Plan, the Debtors are unable to predict the magnitude of potential adjustments with any degree of certainty because the issue of subrogation or similar doctrines is expected to arise in the context of global settlements with Creditors asserting Claims against multiple Debtors. The ability to obtain such settlements is highly speculative. Significantly, Creditors should be aware that any such adjustments made to the amount of Intercompany Claims would not negatively impact projected recoveries described in the Disclosure Statement because the increase in the amount of Intercompany Claims, if any, would correlate to Claims that would otherwise have been allowed in favor of a third-party Creditor. Similarly, with respect to adjustments that may be made to the amount of Intercompany Claims listed on Exhibit F to the Plan to reflect Allowed Claims described in Section 1.21(b) of the Plan, the Debtors are unable to predict the magnitude of potential adjustments resulting from section 502(h) of the Bankruptcy Code with any degree of certainty due to the speculative nature of the outcome of multiple-Debtor avoidance actions. In any event, the economic impact to Creditors for any such adjustment to Intercompany Claims would be outweighed by the recovery allocated equally to each of the Debtors on account of such avoidance action.

          d. Asset Ownership Disputes Between ENE and ENA. Substantive consolidation eliminates any issues concerning ownership of assets among the consolidated entities. Absent substantive consolidation, these issues would remain and require resolution either through negotiation or litigation.

          Certain inter-estate disputes exist between ENE and ENA regarding their respective equity interests in (and attendant right to sale proceeds of or dividends from) various entities. The most significant disputes involve a shift in the beneficial economic interest in Enron Canada, RMTC and CPS/9. In 2000 and 2001, the Enron Companies entered into two financing transactions - Slapshot and Valhalla - that resulted in a shift of economic interest in Enron Canada and RMTC from ENA to ENE. These transactions generated substantial intercompany charges, which, if paid in full, would have had a neutral impact on ENA and ENE. However, these intercompany claims will not be paid in full under the Plan. In addition, Slapshot created a cloud over the beneficial ownership of CPS, by altering ENE's unambiguous beneficial ownership to a potentially shared ownership with ENA. Refer to Section I.,

----------------
9 In a corporate reorganization in January 2003, substantially all of the assets and liabilities of Compagnie Papiers were transferred to CPS. CPS is an indirect, wholly owned subsidiary of Compagnie Papiers.

"Overview of Chapter 11 Plan" for a summary of the Plan, Section III.F.49., "Valhalla" for a description of Valhalla and Section III.F.45., "Slapshot" for a description of Slapshot.

          In addition, as a consequence of the centralized cash management system utilized by the Enron Companies, as well as the procedures followed for the concentration of Bridgeline Holdings' receipts and disbursements, intercompany accounts among ENE, ENA and Bridgeline Holdings were generated. Shortly before the Initial Petition Date, these intercompany accounts were settled through adjusting intercompany book entries rather than through the payment of cash. The adjustments to the intercompany accounts regarding Bridgeline resulted in a transfer of value from ENA to ENE.

          The Debtors and the Creditors' Committee believe there are factual and legal issues arising from the relative impact of these transactions on ENE and ENA, including whether all or part of these transactions should be avoided, unwound or otherwise challenged, and the treatment of any intercompany claims or equity interests related thereto. Some of those issues favor ENE, while others favor ENA and its subsidiaries.

          Following extensive discussions and negotiation with the ENA Examiner, rather than litigate these and related issues, the Debtors, the Creditors' Committee and the ENA Examiner agreed to a compromise of these inter-Debtor disputes wherein, for purposes of calculating distributions pursuant to the Plan, the net economic ownership of certain assets would be reallocated. The Debtors and the Creditors' Committee believe that, even if meritorious, such litigation would potentially produce additional prepetition unsecured Intercompany Claims and not a transfer of ownership of such assets. Nevertheless, the Debtors and the Creditors' Committee agreed to a negotiated transfer of asset ownership as a further proxy for the resolution of all inter-estate issues. Specifically, the global compromise incorporates an agreement whereby: (i) the net economic equity value of Enron Canada will be deemed to be an asset of ENA, (ii) the net economic preferred equity value of RMTC will be deemed to be an asset of ENE, (iii) 50% of the net economic equity value of CPS will be deemed to be an asset of ENE and 50% will be deemed to be an asset of ENA, and (iv) the net economic equity value of Bridgeline Holdings will be deemed to be an asset of ENA. It should be noted that this allocation of the net economic ownership assumes that it is ultimately determined or otherwise agreed that the value in CPS constitutes property of the Debtors' estates. Refer to Section IV.C.1.f(iii)(A)., "Mizuho Corporate Bank, Ltd., as successor to the Industrial Bank of Japan, Limited and Banco Bilbao Vizcaya Argentaria S.A. v. Enron Corp. Hansen Investments Co. and Compagnie Papiers Stadacona" regarding an adversary proceeding filed as to entitlement to the proceeds of a sale, if any, of Compagnie Papiers./10

          e. Ownership of Certain Claims and Causes of Action. As a general rule, absent substantive consolidation, any inter-estate issues regarding rights to and interests in claims and causes of action against third parties must be resolved either by negotiation or litigation among the estates. In contrast, if the estates are substantively consolidated, then the

----------------
10 In a corporate reorganization in January 2003, substantially all of the assets and liabilities of Compagnie Papiers were transferred to CPS. CPS is an indirect, wholly owned subsidiary of Compagnie Papiers.

recoveries from any such claims or causes of action are pooled for the benefit of the creditors of all of the consolidated entities.

               (i)  Single-Debtor Claims and Causes of Action

          Many of the Debtors hold claims or causes of action against third parties where there is no dispute as to the particular Debtor that owns such claims or causes of action. Such claims include, for example, actions where a Debtor had the exclusive course of dealing with the defendant or made a potentially avoidable transfer to satisfy its own obligation. Pursuant to the Plan, each Debtor will retain the benefits of its single-Debtor claims or causes of action for its respective Creditors, subject to the 30/70 formula.

               (ii) Multiple-Debtor Claims and Causes of Action

          In other instances, which of the Debtors holds rights and interests in claims and causes of action is less clear and is the subject of potential dispute. For example, two Debtors may share a claim or cause of action, including a voidable preference where one Debtor made a potentially avoidable transfer to satisfy the obligations of one or more other Debtors. In order to eliminate inter-estate disputes regarding the ownership of such avoidance actions, pursuant to the global compromise in the Plan, such claims will be jointly prosecuted by each of the Debtors that could assert a cause of action on account of the subject transfer. Any preferential transfers made by ENE to or for the benefit of a direct or indirect subsidiary's creditors would be deemed owned equally by ENE and the subsidiary whose antecedent debt was satisfied. Pursuant to the Plan, the net proceeds realized from such litigation (whether by settlement or judgment) will be allocated equally between each of the plaintiff-Debtors. In addition, to the extent that a Claim arising under section 502(h) of the Bankruptcy Code is allowed solely against ENE or the relevant subsidiary as a result of the voided transfer, an adjustment will be made to the amount of Intercompany Claims, as reflected on Exhibit F to the Plan, between ENE and such subsidiary pursuant to a methodology or procedure agreed upon by the Debtors, the Creditors' Committee and the ENA Examiner, and as set forth in the Plan Supplement.

               (iii) Litigation Trust Claims and Special Litigation Trust Claims

          Although, arguably, all of the Debtors could potentially assert an interest in certain claims and causes of action against third parties that allegedly harmed ENE and its direct and indirect subsidiaries as a whole, a precise allocation of such claims and causes of action among the Debtors is impossible to achieve. At the suggestion of the ENA Examiner, as part of the compromise embodied in the Plan, the Litigation Trust Claims and Special Litigation Trust Claims will be deemed owned by ENE, subject to the 30/70 formula, notwithstanding the inclusion of other Debtors as plaintiffs in such actions. The Debtors or the Creditors' Committee have already commenced certain such actions, including the MegaClaim Litigation and the Montgomery County Litigation. Refer to Section IV.C. l.b(i)., "Enron Corp. and Enron North America Corp. v. Citigroup, Inc, et al. (Adv. No. 03-09266, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division)" for a summary of the MegaClaim Litigation. Refer to Section IV.C.I.a(iii)., "The Official Committee of Unsecured Creditors of Enron Corp. et al. v. Fastow et al. (No. 02-10-06531-CV, 9th Judicial District Court, Montgomery County, Texas; removed to U.S. District Court, Southern District of Texas, Houston Division, No. 02-3939)" for
a summary of the Montgomery County Litigation. These pending actions, as well as others that allege similar harms (including other claims of the same nature against financial institutions involved in the prepetition financing of the Debtors, insiders, auditors, other professionals or advisors and other parties) will be deemed to be Assets of ENE for the benefit of holders of Allowed Unsecured Claims against ENE (including Allowed Intercompany Claims against ENE and Allowed Enron Guaranty Claims).

          Litigation Trust Claims shall not include or constitute a release of, and in fact do not include or constitute a release of, any claims or causes of action that Entities who are not Affiliates of the Debtors may have against other Entities that are not Affiliates of the Debtors. In the event the Litigation Trust or Special Litigation Trust is created, the Trust Interests will be distributed to holders of Allowed Unsecured Claims as if the assets of such trusts were owned by Creditors of ENE. In determining whether to establish the Litigation Trust and the Special Litigation Trust, all circumstances relevant to maximizing recoveries will be taken into account, including, without limitation, whether the income tax attributable to settlement of, or recoveries on, the Litigation Trust Claims and the Special Litigation Trust Claims is likely to be reduced by creating such trusts.

          If a compromise and settlement of, or a Final Order with respect to, a Litigation Trust Claim or a Special Litigation Trust Claim provides for the waiver, subordination or disallowance of a defendant's Claim or Claims against a Debtor other than ENE, such waived, subordinated or disallowed Claim(s) will be deemed allowed at the lesser of (a) the "Estimated Allowed Amount" of such Claim on the Debtors' claim management system (as reflected in the Distribution Model) and (b) the filed proof of claim in respect of such Claim, and such distribution will be assigned to ENE; provided that if such proof of claim is filed as contingent or unliquidated, or at zero dollars, the Claim will be allowed at the "Estimated Allowed Amount."/11 The Plan therefore provides for the economic benefits realized from Litigation Trust Claims and Special Litigation Trust Claims to be allocated to ENE for further distribution under the Plan independent of whether the recoveries are realized in cash or through waiver, subordination or disallowance of Claims.

          f. Guaranty Claims. In a case where total substantive consolidation has been ordered, any claim against multiple debtor entities for the same liability, whether joint, primary or secondary (including guaranty claims), is typically deemed to constitute one claim to be satisfied out of the pool of assets. Some courts, however, have made exceptions in those situations where a creditor can demonstrate that it extended credit in reliance on its ability to collect from two distinct entities.

          Under the global compromise negotiated, an exception to the 30/70 formula will be made for Creditors holding Guaranty Claims. In addition to what a Creditor with a Guaranty Claim may receive on account of its Allowed General Unsecured Claim, such Creditor would receive, on account of its corresponding Allowed Guaranty Claim, a distribution that includes (i) 70% of the distribution such holder would receive if the Debtors were not substantively

----------------
11 The Creditors' Committee and the ENA Examiner will be entitled to review and raise any issues of concern if any modifications are made after December 1, 2003 to the "Estimated Allowed Amount" of Claims reflected in the Debtors' claims management system.

consolidated and (ii) 30% of the distribution such holder would receive if all of the Debtors' estates, other than the estate of the Portland Debtors, were substantively consolidated, but, notwithstanding such substantive consolidation, one-half of all Allowed Guaranty Claims (including such Creditors' Guaranty Claim) were recognized in such calculation.

          g. Post-Confirmation Administration. As part of the global compromise under the Plan, the governance and oversight of these Chapter 11 Cases will be streamlined. On the Effective Date, a five-member board of directors of Reorganized ENE will be appointed, with four of the directors to be designated by the Debtors after consultation with the Creditors' Committee and one of the directors to be designated by the Debtors after consultation with the ENA Examiner. Section 1129(a)(5) of the Bankruptcy Code requires that, to confirm a chapter 11 plan, the plan proponent disclose the identity and affiliations of the proposed officers and directors of the reorganized debtors; that the appointment or continuance of such officers and directors be consistent with the interests of creditors and equity security holders and with public policy; and that there be disclosure of the identity and compensation of any insiders to be retained or employed by the reorganized debtors. 11 U.S.C. ss. 1129(a)(5). The Debtors intend to file such information no later than fifteen
(15) days prior to the Ballot Date. In the event that, during the period from the Confirmation Hearing up to and including the Effective Date, circumstances require the substitution of one (1) or more persons selected to serve on the board of directors of Reorganized ENE, the Debtors will file a notice thereof with the Bankruptcy Court and, for purposes of section 1129 of the Bankruptcy Code, any such replacement person will be deemed to have been selected and disclosed prior to the Confirmation Hearing. The terms and manner of selection of the directors of each of the other Reorganized Debtors will be as provided in the Reorganized Debtors Certificate of Incorporation and the Reorganized Debtors By-laws, as the same may be amended.

          The ENA Examiner will (i) cease his routine reporting duties, unless otherwise directed by the Bankruptcy Court, and (ii) retain his status (other than the investigatory role similar to the ENE Examiner) pursuant to orders of the Bankruptcy Court entered as of the date of the Disclosure Statement Order. Pending the Effective Date of the Plan, the ENA Examiner will continue his current oversight and advisory roles as set forth in prior orders of the Bankruptcy Court, subject to the right of the Debtors, in their sole discretion, to streamline existing internal processes, including cash management and other transaction review committees. Notwithstanding that the Debtors may streamline their internal processes, the information typically provided to the ENA Examiner will continue to be provided so as to ensure the ENA Examiner can fulfill his oversight functions. The Creditors' Committee will be dissolved on the Effective Date, except as provided below.

          h. Post-Effective Date Administration. Upon appointment of the new board of Reorganized ENE, from and after the Effective Date, the Creditors' Committee will continue to exist only for limited purposes relating to the ongoing prosecution of estate litigation. Specifically, the Creditors' Committee will continue to exist only (a) to continue prosecuting claims or causes of action previously commenced by it on behalf of the Debtors' estates, (b) to complete other litigation, if any, to which the Creditors' Committee is a party as of the Effective Date (unless, in the case of (a) or (b), the Creditors' Committee's role in such litigation is assigned to another representative of the Debtors' estates, including the Reorganized Debtors, the Litigation Trust or the Special Litigation Trust) and (c) to participate, with the Creditors'

Committee's professionals and the Reorganized Debtors and their professionals, on the joint task force created with respect to the prosecution of the Litigation Trust Claims pursuant to the terms and conditions and to the full extent agreed between the Creditors' Committee and the Debtors as of the date of the Disclosure Statement Order. Thus, virtually all of the decisions that will need to be made with respect to, among other things, (i) the disposition of the Debtors' Remaining Assets, (ii) the reconciliation of Claims and (iii) the prosecution or settlement of numerous claims and causes of action (other than specific litigation involving the Creditors' Committee, as set forth above), will be made by Reorganized ENE through its agents, and the board of Reorganized ENE appointed after consultation with the Creditors' Committee and the ENA Examiner will oversee such administration. The Debtors and the Creditors' Committee believe that the foregoing post-Effective Date administration is consistent with the goals of reducing the expenses in these Chapter 11 Cases and will thereby maximize recoveries to Creditors entitled to distributions under the Plan.

          The Plan does provide, however, that the ENA Examiner may have a continuing role during the post-Effective Date period. Within 20 days after the Confirmation Date, the ENA Examiner or any Creditor of ENA or its subsidiaries will be entitled to file a motion requesting that the Bankruptcy Court define the duties of the ENA Examiner for the period following the Effective Date. If no such pleading is timely filed, the ENA Examiner's role will conclude on the Effective Date. The Plan's flexibility in this regard is not intended nor will it be deemed to create a presumption that the role or duties of the ENA Examiner should or should not be continued after the Effective Date; provided, however, that in no event will the ENA Examiner's scope be expanded beyond the scope approved by orders entered as of the date of Disclosure Statement Order./12

          In the event that the Bankruptcy Court enters an order defining the post-Effective Date duties of the ENA Examiner, notwithstanding the narrower scope of the Creditors' Committee envisioned by the Plan, the Creditors' Committee will continue to exist following the Effective Date to exercise all of its statutory rights, powers and authority until the date the ENA Examiner's rights, powers and duties are fully terminated pursuant to a Final Order. For the reasons set forth above, the Debtors and the Creditors' Committee intend to object to the continuation of the ENA Examiner during the post-Effective Date period. Accordingly, in determining how to vote on the Plan, Creditors should not make any assumptions as to whether the ENA Examiner will or will not have a role after the Effective Date. In no event will any position taken by the Debtors or the Creditors' Committee (or any party in interest) in opposition to any such pleading result in a limitation of scope for the Creditors' Committee as provided in section 1103 of the Bankruptcy Code.

          In an effort to conserve resources and to insure consistency with respect to strategy and procedure, on the Effective Date, Stephen Forbes Cooper LLC will assume the duties of the Reorganized Debtor Plan Administrator, Litigation Trustee and Special Litigation Trustee. Refer to Section VII.A.1., "Role of the Reorganized Debtor Plan Administrator" for

----------------
12 The Debtors will file a motion prior to the Ballot Date, after consultation with the Creditors' Committee and the ENA Examiner, to approve an overhead expense methodology for the period following the Confirmation Date. Any order approving such methodology will be deemed to be included as within the scope of the ENA Examiner's duties as of the Disclosure Statement Order.

further information regarding the Reorganized Debtor Plan Administrator, Section XI.A., "The Litigation Trust" for further information regarding the Litigation Trust and Section XI.B., "The Special Litigation Trust" for further information regarding the Special Litigation Trust. Pursuant to the Plan, and the applicable documents (including the Reorganized Debtor Plan Administration Agreement, the Litigation Trust Agreement, and the Special Litigation Trust Agreement), the Reorganized Debtor Plan Administrator will serve under the supervision of the Board of Directors of Reorganized ENE, the Litigation Trustee will report to the Litigation Trust Board, and the Special Litigation Trustee will report to the Special Litigation Trust Board.

          In connection with the prosecution of litigation claims against financial institutions, law firms, accounting firms and similar defendants, a joint task force comprised of the Debtors, Creditors' Committee representatives and certain of their professionals was formed in order to maximize coordination and cooperation between the Debtors and the Creditors' Committee in this regard. Each member of the joint task force is entitled to, among other things, notice of, and participation in, meetings, negotiations, mediations, or other dispute resolution activities with regard to such litigation. Following the Effective Date, the Creditors' Committee representatives, together with the Creditors' Committee's professionals, may continue to participate in the joint task force. The out of pocket expenses for the members of the joint task force are anticipated to be de minimis. The overall cost for the prosecution of the MegaClaim Litigation, a component of which relates to consultation with the joint task force, is included in the Reorganized Debtors' Budget in Appendix G. Other than the de minimis out of pocket expenses of the members of the joint task force, it is believed that the efforts of the joint task force in connection with the prosecution of the MegaClaim Litigation will not materially increase or decrease the cost of such prosecution.

          i. Additional Documentation. As set forth in the Plan, the Plan Supplement is a separate volume, to be filed with the Clerk of the Bankruptcy Court and posted as a "Related Document" at http://www.enron.com/corp/por/, including, among other documents, forms of (1) the Litigation Trust Agreement,
(2) the Special Litigation Trust Agreement, (3) the Prisma Trust Agreement, (4) the CrossCountry Trust Agreement, (5) the PGE Trust Agreement, (6) the Remaining Asset Trust Agreement(s), (7) the Common Equity Trust Agreement, (8) the Preferred Equity Trust Agreement, (9) the Prisma Articles of Association, (10) the Prisma Memorandum of Association, (11) the CrossCountry By-laws/Organizational Agreement, (12) the CrossCountry Charter, (13) the PGE By-Laws, (14) the PGE Certificate of Incorporation, (15) the Reorganized Debtor Plan Administration Agreement, (16) the Reorganized Debtors By-Laws, (17) the Reorganized Debtors Certificate of Incorporation, (18) the Severance Settlement Fund Trust Agreement, (19) a schedule of the types of Claims entitled to the benefits of subordination afforded by the documents referred to and the definitions set forth on Exhibit "L" to the Plan, (20) a schedule of Allowed General Unsecured Claims held by affiliated non-Debtor Entities and structures created by the Debtors and which are controlled or managed by the Debtors or their Affiliates, (21) a schedule setting forth the identity of the proposed senior officers and directors of Reorganized ENE, (22) a schedule setting forth the identity and compensation of any insiders to be retained or employed by Reorganized ENE, (23) a schedule setting forth the litigation commenced by the Debtors on or after December 15, 2003 to the extent that such litigation is not set forth in the Disclosure Statement, (24) the methodology or procedure agreed upon by the Debtors, the Creditors' Committee and the ENA Examiner with respect to the adjustment of Allowed Intercompany Claims, as referenced in

Section 1.21 of the Plan, and to the extent adjusted or to be adjusted pursuant to such methodology or procedure, an updated Exhibit "F" to the Plan and a range of adjustments, which may be made in accordance with Section 1.21(c) of the Plan, (25) the guidelines of the Disputed Claims reserve to be created in accordance with Section 21.3 of the Plan, (26) the guidelines for the DCR Overseers in connection with the Disputed Claims reserve and (27) a schedule or description of Litigation Trust Claims and Special Litigation Trust Claims, in each case, consistent with the substance of the economic and governance provisions contained in the Plan (a) all in form and substance satisfactory to the Creditors' Committee and (b) in substance satisfactory to the ENA Examiner. The Plan Supplement shall also set forth the amount of Creditor Cash to be available as of the Effective Date as jointly determined by the Debtors and the Creditors' Committee, which may be subsequently adjusted with the consent of the Creditors' Committee. The Plan Supplement (containing drafts or final versions of the foregoing documents) shall be (i) filed with the Clerk of the Bankruptcy Court as early as practicable (but in no event later than fifteen (15) days) prior to the Ballot Date, or on such other date as the Bankruptcy Court establishes and (ii) provided to the ENA Examiner as early as practicable (but in no event later than thirty (30) days) prior to the Ballot Date. Refer to the following sections for a summary of the terms of certain of these agreements:
Section VII.B.2., "Operating Trusts", VII.C.2., "The Remaining Asset Trusts", X.E., "Prisma Contribution and Separation Agreement", XI.A., "The Litigation Trust", XI.B., "The Special Litigation Trust", XIIA., "Preferred Equity Trust", and XII.B., "Common Equity Trust".

     3.   Overall Fairness of the Settlement

          The Debtors and the Creditors' Committee firmly believe that the global compromise embodied in the Plan is fair to each of the Debtors and their respective Creditors and falls within the range of reasonableness required for approval by the Bankruptcy Court. The ENA Examiner has also agreed that the global compromise is within the range of reasonableness as to the Creditors of ENA and its subsidiaries/13 and that he recommends that such Creditors vote in favor of the Plan. The ENA Examiner believes that the settlement contained in the Plan is reasonable and that the treatment of the Creditors of ENA and its subsidiaries therein is fair and reasonable. Accordingly, the ENA Examiner endorses a vote by such Creditors in favor of the Plan and supports its confirmation. However, each such Creditor must make its own independent decision as to whether to accept or reject the Plan, as well as whether to object to confirmation of the Plan. The ENA Examiner cannot bind the Creditors of ENA and its subsidiaries nor can the ENA Examiner compromise a particular Creditors' claims against any of the Debtors. At the time of the Disclosure Statement Hearing, certain Creditors asserting significant Claims against ENA and its subsidiaries indicated their intention to vote against and contest confirmation of the Plan.

          Although the Debtors and the Creditors' Committee believe the global compromise can be approved solely on the basis that the settlements contained therein fall within the range of reasonable outcomes, the Debtors and the Creditors' Committee believe that the benefits obtained from avoiding estate-wide litigation by Creditors with conflicting interests

----------------
13 Specifically, the holders of Allowed General Unsecured Claims against ENA, EPMI, EGLI, EGM, EIM, ENGMC, ENA Upstream, ECTRIC, and ERAC.

cannot be overemphasized. Indeed, if a compromise had not been reached, the Debtors and the Creditors' Committee believe that the cost, delay, and uncertainty attendant to litigating the complex inter-estate issues resolved by the Plan would have resulted in substantially lower recoveries for most, if not all, Creditors.

          With respect to the common Plan Currency concept for all Creditors, the Debtors and the Creditors' Committee believe this feature of the global compromise promotes efficiency without being unfair or inequitable. Concerns have previously been raised by certain Creditors of ENA that the filing of a joint plan involving ENA and the other Debtors would be unfair because ENA has been in liquidation since shortly after the Initial Petition Date and should not be unnecessarily entangled with the estates of the other Debtors, including ENE. After careful consideration of these concerns, the Debtors and the Creditors' Committee have concluded that ENA Creditors would not be materially disadvantaged by the common Plan Currency feature. This is because, irrespective of any global compromise, there is inescapable entanglement between the estates of ENA and ENE because ENA is the single largest creditor of ENE and its intercompany claim against ENE is ENA's single largest asset. Thus, distributions to ENA Creditors necessarily depend in large part on what ENA recovers on its Intercompany Claim against ENE. Similarly, ENE's intercompany claims against EPMI and numerous other Debtors would result in assets of such other Debtors being transferred to ENE for further distribution to ENE's Creditors, including ENA. Thus, while it is an integral feature of the global compromise, the common Plan Currency feature of the Plan is also justifiable for many of the Debtors because of the way in which value is transferred through intercompany claims. In any event, based on the Debtors' current estimates of asset values and Allowed Claims, Plan Currency is expected to be approximately two-thirds in the form of Creditor Cash and approximately one-third in the form of Plan Securities.

     4.   Property to be Distributed Under the Plan

          The Plan is premised upon the distribution of all of the value of the Debtors' assets (through Creditor Cash, Plan Securities and, to the extent such trusts are created, interests in the Remaining Asset Trusts, Operating Trusts, Litigation Trust and the Special Litigation Trust) in accordance with the priority scheme contained in the Bankruptcy Code. Refer to Section XIII., "Securities Laws Matters" and the Plan attached as Exhibit 1: "Chapter 11 Plan". It is anticipated that Creditor Cash will constitute approximately two-thirds of the Plan Currency. Excluding the potential value of interests in the Litigation Trust and Special Litigation Trust, the Debtors estimate that the value of total recoveries will be approximately $12 billion.

          In an effort to maximize the value to Creditors, since the Initial Petition Date, the Debtors have conducted extensive due diligence and sales efforts for substantially all of the Enron Companies' core domestic and international assets, including, but not limited to, exploring the sale of the Enron Companies' interests in PGE, Transwestern, Citrus, Northern Plains, Elektro, Cuiaba, BBPL, Transredes, Sithe, EcoElectrica, Mariner, Compagnie Papiers/14 and Trakya. Following an extensive marketing and auction process, the Enron Companies received

----------------
14 In a corporate reorganization in January 2003, substantially all of the assets and liabilities of Compagnie Papiers were transferred to CPS. CPS is an indirect, wholly owned subsidiary of Compagnie Papiers.

bids or other indications of interest on most of the businesses named above. These bids and other indications of interest have been considered and evaluated by the Enron Companies, taking into consideration the potential long-term value and benefits of retaining certain groupings of assets and developing such assets for future value versus the potential for selling such interests in the near term based on the bids and indications of interest received. In those instances where an immediate sale maximized the value of the interest, the assets were sold or are the subject of pending sales. As examples, these include Sithe, EcoElectrica and CPS. Following consultation with the Creditors' Committee, in those instances where the long-term prospects are anticipated to ultimately derive greater value, the assets were retained and will be included either (a) in one of the Operating Entities with the stock or other equity of such Operating Entities to be distributed to Creditors pursuant to the Plan or (b) sold at a later date. The Debtors continue to explore all opportunities to maximize value to Creditors, including continuing to consider a sale of one or more of the Operating Entities.

          As discussed in greater detail below, when and to the extent that an interest in any of these businesses or related businesses is sold, then the resulting net sale proceeds held by a Debtor will be distributed to Creditors in the form of Creditor Cash. To the extent that PGE, CrossCountry and Prisma have not been sold as of the Initial Distribution Date, then the value in these Operating Entities will be distributed to Creditors in the form of Plan Securities free and clear of all liens, claims, interests and encumbrances.

          a.   Plan Currency

               (i)  Creditor Cash.

          In addition to Cash available to pay Secured Claims, Administrative Expense Claims, Priority Claims, and Convenience Class Claims as provided for in the Plan, Cash distributions will be made from available Creditor Cash to holders of Allowed General Unsecured Claims, Allowed Intercompany Claims, and Allowed Guaranty Claims. Creditor Cash available as of the Effective Date will be equal to or greater than the amount of Creditor Cash as jointly determined by the Debtors and the Creditors' Committee and set forth in the Plan Supplement, which may be subsequently adjusted with the consent of the Creditors' Committee.

          The Debtors may elect to seek Bankruptcy Court approval to make interim distributions of Creditor Cash after the Confirmation Date, but prior to the Effective Date. If such approval is sought and obtained, then it is anticipated that Creditor Cash would be distributed in 2004. There can be no assurance that the Bankruptcy Court will approve distributions prior to the Effective Date.

          Notwithstanding the foregoing, upon the joint determination of the Debtors and the Creditors' Committee, the Remaining Assets will be transferred to the Remaining Asset Trusts, and the appropriate holders of Allowed Claims will be allocated Remaining Asset Trust Interests. As the Remaining Assets are liquidated, Creditor Cash will be distributed to the holders of the Remaining Asset Trust Interests. The Remaining Asset Trust Interests will be uncertificated and non-transferable, except through the laws of descent or distribution; provided, however, that a recipient may hold such Remaining Asset Trust Interests through a single, wholly owned entity.

               (ii) PGE Common Stock

          PGE is a wholly owned non-Debtor subsidiary of ENE. PGE, a reporting company under the Exchange Act, is a single integrated electric utility engaged in the generation, purchase, transmission, distribution, and retail sale of electricity in the State of Oregon. PGE also sells wholesale electric energy to utilities, brokers, and power marketers located throughout the western United States.

          ENE has entered into a purchase agreement to sell its interest in PGE to Oregon Electric, a newly formed Oregon limited liability company that is financially backed by investment funds managed by TPG. The transaction requires the approval of the Bankruptcy Court and is subject to an auction process to give other potential buyers an opportunity to submit superior bids. After the sale is approved by the Bankruptcy Court, the parties will seek approval of the OPUC and certain regulatory agencies. Subject to receiving these approvals, closing is anticipated in the second half of 2004. However, a delay in receiving these approvals could result in closing in 2005. The transaction with Oregon Electric is valued at approximately $2.35 billion, including the assumption of debt, with the final amount to be determined on the basis of certain adjustments contained in the purchase agreement. For a more detailed description of the transaction, refer to Section VIII.A.12., "Potential Sale of PGE".

          If PGE has not been sold, is no longer the subject of the purchase agreement described above and is not the subject of another purchase agreement, then, when there are sufficient Allowed General Unsecured Claims to permit distribution of 30% of the PGE Common Stock to holders of Allowed General Unsecured Claims, ENE will cause PGE to distribute PGE Common Stock to holders of Allowed General Unsecured Claims, Allowed Guaranty Claims, and Allowed Intercompany Claims./15 Upon such issuance, if it occurs, the PGE Common Stock will be freely transferable by its recipients that are not "underwriters" under section 1145 of the Bankruptcy Code. Upon or after such distribution, PGE may list the PGE Common Stock on a national exchange or NASDAQ, but there can be no assurances that it will do so. In the event that PGE is sold pursuant to the purchase agreement described above or another purchase agreement, the net proceeds will be distributed to Creditors as Creditor Cash in lieu of PGE Common Stock.

          Upon the joint determination of the Debtors and the Creditors' Committee, before the PGE Common Stock is released to the holders of Allowed Claims, the PGE Common Stock may first be issued to the PGE Trust with the PGE Trust Interests being allocated to the appropriate holders of Allowed Claims and the reserve for Disputed Claims. The PGE Trust

----------------
15 As discussed herein, the PGE Common Stock, the CrossCountry Common Equity, and the Prisma Common Stock are each to be distributed when there are sufficient Allowed General Unsecured Claims, in the aggregate, to permit distribution of 30% of such stock or other equity (assuming all consents have been obtained and the stock or other equity has not been, in the aggregate, otherwise sold). To determine the date upon which the stock or other equity will be distributed, the Reorganized Debtor Plan Administrator must determine that the amount of the Allowed General Unsecured Claims against all Debtors constitute 30% or more of the total potential Claims (essentially, the sum of the Allowed Claims, the liquidated non-contingent filed and scheduled Claims, and the estimated unliquidated and contingent Claims). At such time as this calculation exceeds 30% in the aggregate for all Debtors (assuming all consents have been obtained and the stock or other equity has not been otherwise sold), the stock may be distributed.

Interests will be uncertificated and non-transferable, except through the laws of descent or distribution. If PGE has not been sold and is not the subject of a purchase agreement, when there are sufficient Allowed General Unsecured Claims to permit distribution of 30% of the PGE Common Stock to holders of Allowed Claims, the stock will be released from the PGE Trust to holders of Allowed Claims, with the remainder to be held in reserve for Disputed Claims. The issuance of the PGE Common Stock to the PGE Trust is an option available to the Debtors and the Creditors' Committee, which option, in their sole discretion, may or may not be utilized.

          For a more detailed description of the restrictions on the transfer of PGE Common Stock, refer to XIH., "Securities Laws Matters" and Section XIV., "Risk Factors and Other Factors to be Considered". For further information regarding PGE, refer to Section VIII., "Portland General Electric Company".

               (iii) CrossCountry Common Equity

          CrossCountry is a newly formed non-Debtor subsidiary of ENE, ETS, EOS, and EOC Preferred. As a newly formed holding company, CrossCountry will hold the Debtors' Pipeline Businesses, which provide natural gas transportation services through an extensive North American pipeline infrastructure. CrossCountry's principal assets will consist of (i) a 100% ownership interest in Transwestern,
(ii) a 50% ownership interest in Citrus, and (iii) a 100% interest in Northern Plains. It is expected that prior to the CrossCountry Distribution Date, the CrossCountry Enron Parties, CrossCountry and CrossCountry Distributing Company would enter into the CrossCountry Transaction, consistent with the Plan and with the consent of the Creditors' Committee, pursuant to which the equity interests of CrossCountry would be exchanged for CrossCountry Common Equity in CrossCountry Distributing Company. As a result of this transaction, CrossCountry Distributing Company would obtain direct or indirect ownership of CrossCountry's interest in the Pipeline Businesses. Refer to Section IX.F.1., "Formation of CrossCountry". CrossCountry Distributing Company is the Entity that will distribute the CrossCountry Common Equity pursuant to the Plan as described below. If the Debtors and the Creditors' Committee determine not to consummate the CrossCountry Transaction, CrossCountry will be CrossCountry Distributing Company, either in its current form as a limited liability company or as converted to a corporation in the CrossCountry Conversion.

          Unless CrossCountry has been sold or is subject to a purchase agreement, when there are sufficient Allowed General Unsecured Claims to permit distribution of 30% of the CrossCountry Common Equity to holders of Allowed General Unsecured Claims, ENE will cause CrossCountry Distributing Company to distribute the CrossCountry Common Equity to holders of Allowed General Unsecured Claims, Allowed Guaranty Claims, and Allowed Intercompany Claims. Upon issuance, the CrossCountry Common Equity will be freely transferable by its recipients that are not "underwriters" under section 1145 of the Bankruptcy Code. The CrossCountry Enron Parties have agreed to cause CrossCountry Distributing Company to use its reasonable best efforts to list the CrossCountry Common Equity on a national exchange or NASDAQ, but there can be no assurances that it will be listed. In the event that CrossCountry is sold prior to distribution of the CrossCountry Common Equity, the net proceeds will be distributed to Creditors as Creditor Cash in lieu of CrossCountry Common Equity.

          Notwithstanding the foregoing, upon the joint determination of the Debtors and the Creditors' Committee, before the CrossCountry Common Equity is released to the holders of Allowed Claims, the CrossCountry Common Equity may first be issued to the CrossCountry Trust with the CrossCountry Trust Interests being allocated to the appropriate holders of Allowed Claims and the reserve for Disputed Claims. The CrossCountry Trust Interests will be uncertificated and non-transferable, except through the laws of descent or distribution. Unless CrossCountry has been sold or is the subject of a purchase agreement, when there are sufficient Allowed General Unsecured Claims to permit distribution of 30% of the CrossCountry Common Equity to holders of Allowed Claims, the CrossCountry Common Equity will be released from the CrossCountry Trust to holders of Allowed Claims, with the remainder to be held in reserve for Disputed Claims. The issuance of the CrossCountry Common Equity to the CrossCountry Trust is an option available to the Debtors and the Creditors' Committee, which option, in their sole discretion, may or may not be utilized.

          For a more detailed description of the restrictions on the transfer of the CrossCountry Common Equity, refer to Section XIII., "Securities Laws Matters" and Section XIV., "Risk Factors and Other Factors to be Considered". For more information regarding CrossCountry, refer to Section IX., "CrossCountry".

               (iv) Prisma Common Stock

          Prisma is a Cayman Islands entity formed initially as a holding company pending the transfer of certain international energy infrastructure businesses that are indirectly owned by ENE and certain of its affiliates. If all businesses that currently are designated to be transferred to Prisma are successfully transferred, Prisma will engage in the generation and distribution of electricity, the transmission and distribution of natural gas and LPG, and the processing of NGLs, and will have assets in 14 countries.

          Unless Prisma has been sold or is the subject of a purchase agreement, when there are sufficient Allowed General Unsecured Claims to permit distribution of 30% of the Prisma Common Stock to holders of Allowed General Unsecured Claims, ENE will cause Prisma to distribute its common stock to holders of Allowed General Unsecured Claims, Allowed Guaranty Claims, and Allowed Intercompany Claims. Upon issuance, the Prisma Common Stock will be freely transferable by its recipients that are not "underwriters" under section 1145 of the Bankruptcy Code. Prisma may list the Prisma Common Stock on a national exchange or NASDAQ, but there can be no assurances that it will do so. In the event that Prisma is sold prior to distribution of the Prisma Common Stock, the net proceeds will be distributed to Creditors as Creditor Cash in lieu of Prisma Common Stock.

          Upon the joint determination of the Debtors and the Creditors' Committee, before the Prisma Common Stock is released to the holders of Allowed Claims, the Prisma Common Stock may first be issued to the Prisma Trust with the Prisma Trust Interests being allocated to the appropriate holders of Allowed Claims and the reserve for Disputed Claims. The Prisma Trust Interests will be uncertificated and non-transferable, except through the laws of descent or distribution. Unless Prisma has been sold or is the subject of a purchase agreement, when there are sufficient Allowed General Unsecured Claims, Allowed Guaranty Claims, and Allowed Intercompany Claims to permit distribution of 30% of the Prisma Common Stock to holders of

Allowed Claims, the stock will be released from the Prisma Trust to holders of Allowed Claims, with the remainder to be held in reserve for Disputed Claims. The issuance of the Prisma Common Stock to the Prisma Trust is an option available to the Debtors and the Creditors' Committee, which option, in their sole discretion, may or may not be utilized.

          For a more detailed description of the restrictions on the transfer of the Prisma Common Stock, refer to Section XIII., "Securities Laws Matters" and
Section XIV., "Risk Factors and Other Factors to be Considered". For more information regarding Prisma, refer to Section X., "Prisma Energy International Inc."

               (v) Remaining Asset Trust Interests. Pursuant to the Plan, any Remaining Assets not converted to Cash as of the Effective Date will continue to be liquidated for distribution to holders of Allowed Claims in the form of Creditor Cash. In the event that the Debtors and the Creditors' Committee jointly determine to create the Remaining Asset Trusts on or prior to the date on which the Litigation Trust is created, interests in the Remaining Asset Trusts will be deemed to be allocated to holders of Allowed Claims at the then estimated value of Remaining Assets. The allocation of Remaining Asset Trust Interests will form part of the Plan Currency in lieu of Creditor Cash and Creditors holding Allowed Claims will receive distributions on account of such interests in Cash as and when Remaining Assets are realized upon.

          b. Interests in Litigation Trust and Special Litigation Trust. The Plan provides for holders of Allowed Unsecured Claims (which includes Allowed Guaranty Claims and Allowed Intercompany Claims) to share the proceeds, if any, from numerous potential causes of action. To the extent that the Litigation Trust and Special Litigation Trust are implemented, these causes of action shall be deemed transferred to such Creditors on account of their Allowed Claims, and such Creditors will then be deemed to have contributed such causes of actions to either the Litigation Trust or the Special Litigation Trust in exchange for beneficial interests in such trusts. Pursuant to the Plan, upon the Effective Date, the Debtors will distribute Litigation Trust Interests and the Special Litigation Trust Interests to holders of Allowed Unsecured Claims. At this time, the Debtors are unable to prepare a valuation of the causes of action to be transferred to and prosecuted by the Litigation Trust and the Special Litigation Trust. Under the circumstances, any such valuation would be highly speculative and unreliable. Nonetheless, as set forth in Section XI.A.5., "Valuation of Assets" and Section XI.B.5., "Valuation of Assets" following the Effective Date, the Litigation Trust Board and the Special Litigation Trust Board are required to undertake a valuation of their respective assets. Refer to Section XI., "The Litigation Trust and Special Litigation Trust" for additional information regarding these trusts, valuations and reporting for federal income tax purposes. The Plan contemplates that income or gain, if any, generated from the prosecution or settlement of causes of action by the Litigation Trust and Special Litigation Trust will not be taxable at the trust level, but will flow through to the holders of Litigation Trust Interests and the Special Litigation Trust Interests. In addition, the Plan contemplates that Litigation Trust Interests and Special Litigation Trust Interests will be freely transferable by its recipients that are not "underwriters" under section 1145 of the Bankruptcy Code. For a more detailed description of the restrictions on the transfer of the Litigation Trust Interests and Special Litigation Trust Interests, refer to
Section XIII., "Securities Laws Matters" and Section XIV., "Risk Factors and Other Factors to be Considered". However, it is anticipated that the Litigation Trust Interests and Special Litigation

Trust Interests will not be listed on a national securities exchange or a NASDAQ market and a market for such interests may not develop. Refer to Section XIV.E.6., "Lack of Trading Market" for further information. No assurance can be given that any income or gain will be generated by the Litigation Trust or the Special Litigation Trust, or that any of the intended tax or transferability features of the Litigation Trust and Special Litigation Trust will ultimately be achieved.

          c. Convenience Class Claims. Creditors holding Allowed General Unsecured Claims may elect to have such Claims treated as an Allowed Convenience Claim by checking the appropriate box on their Ballot. Allowed Convenience Claims shall receive Cash in an amount equal to the applicable Convenience Claim Distribution Percentage of such Allowed Convenience Claim. Refer to Section VIF.4., "Allowed Claims of Fifty Thousand Dollars or More/Election to be Treated as a Convenience Claim" and Appendix P: "Components of Distributions Under the Plan" for further information regarding the treatment of Allowed Convenience Claims.

          d. Preferred and Common Equity Trusts. Upon the Effective Date, Holders of Allowed Enron Preferred Equity Interests and Allowed Enron Common Equity Interests will receive in exchange for such interests Preferred Equity Trust Interests and Common Equity Trust Interests, respectively. The Preferred Equity Trust and Common Equity Trust will hold the Exchanged Enron Preferred Stock and Exchanged Enron Common Stock, respectively. Holders of the Preferred Equity Trust Interests and Common Equity Trust Interests will have the contingent right to receive cash distributions in the very unlikely event that the value of the Debtors' assets exceeds the Allowed Claims, but in no event will the Exchanged Enron Preferred Stock and Exchanged Enron Common Stock be distributed to such holders. The Preferred Equity Trust Interests and Common Equity Trust Interests will be uncertificated and non-transferable, except through the laws of descent or distribution.

     5.   Effectiveness of the Plan

          The Plan will become effective upon the satisfaction of the following conditions: (i) the entry of the Confirmation Order and the lapse of 10 days without a stay thereof, (ii) all actions and documents necessary to implement the Plan have been effected or executed, (iii) the requisite consents to the transfer of the Prisma Assets and the issuance of the Prisma Common Stock have been obtained, (iv) the requisite consents to the issuance of the CrossCountry Common Equity have been obtained, and (v) the requisite consents for the issuance of the PGE Common Stock have been obtained.

          To the extent practicable and legally permissible, each of the conditions precedent in Section 37.1 of the Plan, may be waived, in whole or in part, by the Debtors with the consent of the Creditors' Committee. Any such waiver of a condition precedent may be effected at any time by filing a notice thereof with the Bankruptcy Court.

     6.   Alternative Structures

          Notwithstanding anything contained in the Plan to the contrary, the Debtors, if jointly determined after consultation with the Creditors' Committee, may, after obtaining the requisite approvals, (a) form one (1) or more holding companies to hold the common stock of the Entities to be created under the Plan and issue the common equity interest therein in lieu of the common stock to be issued under the Plan and (b) form one (1) or more limited liability companies or corporations in lieu of the Entities to be created hereunder and issue the membership interests therein in lieu of the common stock to be issued under the Plan; provided, however, that no such structures shall materially adversely affect the substance of the economic and governance provisions contained in the Plan.

C.   Distributions, Classification and Treatment Under the Plan

     1.   Priority of Distributions

          The graph below illustrates the descending order of priority of the distributions to be made under the Plan. In accordance with the Bankruptcy Code, distributions are made based on this order of priority such that, absent consent, holders of Allowed Claims or Equity Interests in a given Class must be paid in full before a distribution is made to a more junior Class. It should be noted that the Enron Companies continue to believe that existing ENE common stock and preferred stock has no value. However, the Plan provides ENE stockholders with a contingent right to receive a recovery in the very unlikely event that the total amount of ENE's assets exceeds the total amount of Allowed Claims against ENE. No distributions will be made to holders of equity interests unless and until all unsecured claims are fully satisfied. The following graph is provided for illustrative purposes only.

-----------
Secured    |
  Claims   |
        -----------
        Priority   |
          Claims   |
                --------------
                Unsecured and |
                 Convenience  |
                   Claims     |
                            --------------
                             Section 510  |
                             Senior Note  |
                              Claims and  |
                                Enron     |
                             Subordinated |
                              Debenture   |
                                Claims    |
                                      -------------
                                         Penalty   |
                                        Claims and |
                                          other    |
                                       Subordinated|
                                          Claims   |
                                                --------------
                                                  Section 510 |
                                                     Enron    |
                                                   Preferred  |
                                                    Equity    |
                                                   Interest   |
                                                    Claims    |
                                                          -----------
                                                             Enron   |
                                                           Preferred |
                                                             Equity  |
                                                           Interests |
                                                                    ----------
                                                                      Section |
                                                                     510 Enron|
                                                                      Common  |
                                                                      Equity  |
                                                                     Interests|
                                                                     and Enron|
                                                                      Common  |
                                                                      Equity  |
                                                                     Interests|
                                                                              V

          In addition to the distributions on prepetition Claims described above, the Plan provides for payment of Allowed Administrative Expense Claims in full. The Plan further provides that Administrative Expense Claims may be fixed either before or after the Effective Date.

     2.   Summary of Classification and Treatment

          The table below summarizes the classification, treatment of, and estimated recoveries on Allowed Claims and Equity Interests under the Plan. Further, the table identifies those Classes entitled to vote on the Plan based on the rules set forth in the Bankruptcy Code. The summary information reflected in the table is qualified in its entirety by reference to the full text of the Plan. Refer to Section VI., "Summary of Debtors' Chapter 11 Plan", Section XIX., "Confirmation Of The Plan", Exhibit 1: "Chapter 11 Plan", and Appendix C:
"Estimated Assets, Claims and Distributions" for additional information regarding the Plan and distributions thereunder. The estimates set forth below are very preliminary and are generally based upon information available to the Debtors as of September 30, 2003, but, in certain circumstances, have been updated to reflect subsequent material events. As the preliminary value of assets and amount of claims used to calculate the estimated recoveries may be significantly different than those ultimately realized, the actual distributions under the Plan may be substantially higher or lower than the estimated recoveries set forth below./16 Refer to Section XIV., "Risk Factors and Other Factors to be Considered" for additional information.

            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------
N/A        Administrative     Payment in full, in Cash, or in         100%      Unimpaired;
           Expense Claims     accordance with the terms and                     Not
                              conditions of transactions or                     entitled to
                              agreements relating to obligations                vote
                              incurred in the ordinary course of
                              business during the pendency of the
                              Chapter 11 Cases or assumed by the
                              Debtors in Possession.

N/A        Priority Tax       At the option of the Debtors either     100%      Unimpaired;
           Claims             (a) paid in full, in Cash, (b) paid               Not
                              over a six-year period from the                   entitled to
                              date of assessment as provided in                 vote
                              section 1129(a)(9)(C) of the
                              Bankruptcy Code with interest at a
                              rate to be determined by the
                              Bankruptcy Court, or (c) upon such
                              terms as mutually agreed by the
                              holder of an Allowed Priority Tax
                              Claim and the Debtors.

1          Priority Non-Tax   Payment in full, in Cash.               100%      Unimpaired;
           Claims                                                               Not
                                                                                entitled to
                                                                                vote

2          Secured Claims     At the option of the Debtors either     100%      Unimpaired;
                              (a) the payment of such holder's                  Not
                              Allowed Secured Claim in full, in                 entitled to
                              Cash; (b) the sale or disposition                 vote
                              proceeds of the property securing
                              any Allowed Secured Claim to the
                              extent of the value of their
                              respective interests in such

----------------
16 The estimated recoveries set forth below represent the estimated recovery of each Class under the Plan. Consequently, to the extent that a Creditor is entitled to satisfy all or a portion of such Creditor's Claim through setoff, offset or recoupment, such Creditor's recovery may be higher than reflected herein. In addition, for all Debtors other than the Portland Debtors, the estimated recoveries were based on application of the global compromise.


                                       32



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              property; (c) the surrender to the
                              holder or holders of any Allowed
                              Secured Claim of the property
                              securing such Claim; or (d) such
                              other distributions as shall be
                              necessary to satisfy the
                              requirements of Chapter 11 of the
                              Bankruptcy Code.

3          General Unsecured  Distributions of Pro Rata Share of     30.9%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EMCC               Distributive Interests attributable               vote
                              to EMCC and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EMCC.

4          General Unsecured  Distributions of Pro Rata Share of     17.4%      Impaired;
           Claims Against ENE (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable
                              vote to ENE and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against ENE.

5          General Unsecured  Distributions of Pro Rata Share of     20.1%      Impaired;
           Claims Against ENA (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable
                              vote to ENA and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against ENA.

6          General Unsecured  Distributions of Pro Rata Share of     22.9%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EPMI               Distributive Interests attributable               vote
                              to EPMI and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EPMI.


                                       33



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

7          General Unsecured  Distributions of Pro Rata Share of     75.6%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           PBOG               Distributive Interests attributable               vote
                              to PBOG and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              PBOG.

8          General Unsecured  Distributions of Pro Rata Share of     13.3%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           SSLC               Distributive Interests attributable               vote
                              to SSLC and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              SSLC.

9          General Unsecured  Distributions of Pro Rata Share of     12.3%      Impaired;
           Claims Against EBS (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable
                              vote to EBS and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EBS.

10         General Unsecured  Distributions of Pro Rata Share of     16.1%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EESO               Distributive Interests attributable               vote
                              to EESO and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EESO.

11         General Unsecured  Distributions of Pro Rata Share of     24.1%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EEMC               Distributive Interests attributable               vote
                              to EEMC and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EEMC.


                                       34



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

12         General Unsecured  Distributions of Pro Rata Share of     19.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EESI               Distributive Interests attributable               vote
                              to EESI and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EESI.

13         General Unsecured  Distributions of Pro Rata Share of     22.7%      Impaired;
           Claims Against EES (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to EES and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim against
                              EES.

14         General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against ETS (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to ETS and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim against
                              ETS.

15         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against BAM (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to BAM and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim against
                              BAM.

16         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ENA Asset Holdings Distributive Interests attributable               vote
                              to ENA Asset Holdings and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to a
                              holder of an Allowed General
                              Unsecured Claim against ENA Asset
                              Holdings.


                                       35



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

17         General Unsecured  Distributions of Pro Rata Share of     11.2%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EGLI               Distributive Interests attributable               vote
                              to EGLI and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EGLI.

18         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against EGM (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to EGM and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim against
                              EGM.

19         General Unsecured  Distributions of Pro Rata Share of     14.9%      Impaired;
           Claims Against ENW (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to ENW and (b) such amount of
                              cash or Distributive Interests as may
                              be allocated to a holder of an
                              Allowed General Unsecured Claim against
                              ENW.

20         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against EIM (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to EIM and (b) such amount of
                              cash or Distributive Interests as may
                              be allocated to a holder of an
                              Allowed General Unsecured Claim against
                              EIM.

21         General Unsecured  Distributions of Pro Rata Share of     14.3%      Impaired;
           Claims Against OEC (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to OEC and (b) such amount of
                              cash or Distributive Interests as may
                              be allocated to a holder of an
                              Allowed General Unsecured Claim against
                              OEC.


                                       36



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

22         General Unsecured  Distributions of Pro Rata Share of     17.2%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EECC               Distributive Interests attributable               vote
                              to EECC and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EECC.

23         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EEOSC              Distributive Interests attributable               vote
                              to EEOSC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EEOSC.

24         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Garden State       Distributive Interests attributable               vote
                              to Garden State and (b) such amount
                              of cash or Distributive Interests
                              as may be allocated to a holder of
                              an Allowed General Unsecured Claim
                              against Garden State.

25         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Palm Beach         Distributive Interests attributable               vote
                              to Palm Beach and (b) such amount
                              of cash or Distributive Interests
                              as may be allocated to a holder of
                              an Allowed General Unsecured Claim
                              against Palm Beach.

26         General Unsecured  Distributions of Pro Rata Share of     15.9%      Impaired;
           Claims Against TSI (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to TSI and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against


                                       37



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              TSI.

27         General Unsecured  Distributions of Pro Rata Share of     17.8%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EEIS               Distributive Interests attributable               vote
                              to EEIS and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EEIS.

28         General Unsecured  Distributions of Pro Rata Share of     44.6%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EESOMI             Distributive Interests attributable               vote
                              to EESOMI and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EESOMI.

29         General Unsecured  Distributions of Pro Rata Share of     11.8%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFSI               Distributive Interests attributable               vote
                              to EFSI and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EFSI.

30         General Unsecured  Distributions of Pro Rata Share of     21.4%      Impaired;
           Claims Against EFM (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable
                              vote to EFM and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim against
                              EFM.

31         General Unsecured  Distributions of Pro Rata Share of      9.0%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EBS LP             Distributive Interests attributable               vote
                              to EBS LP and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim


                                       38



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              against EBS LP.

32         General Unsecured  Distributions of Pro Rata Share of     12.6%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EESNA              Distributive Interests attributable               vote
                              to EESNA and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EESNA.

33         General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           LNG Marketing      Distributive Interests attributable               vote
                              to LNG Marketing and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to a
                              holder of an Allowed General
                              Unsecured Claim against LNG
                              Marketing.

34         General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Calypso            Distributive Interests attributable               vote
                              to Calypso and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against Calypso.

35         General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Global LNG         Distributive Interests attributable               vote
                              to Global LNG and (b) such amount
                              of cash or Distributive Interests
                              as may be allocated to a holder of
                              an Allowed General Unsecured Claim
                              against Global LNG.

36         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EIFM               Distributive Interests attributable               vote
                              to EIFM and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed


                                       39



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              General Unsecured Claim against
                              EIFM.


37         General Unsecured  Distributions of Pro Rata Share of     23.9%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ENGMC              Distributive Interests attributable               vote
                              to ENGMC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against ENGMC.

38         General Unsecured  Distributions of Pro Rata Share of      5.9%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ENA Upstream       Distributive Interests attributable               vote
                              to ENA Upstream and (b) such amount
                              of cash or Distributive Interests
                              as may be allocated to a holder of
                              an Allowed General Unsecured Claim
                              against ENA Upstream.

39         General Unsecured  Distributions of Pro Rata Share of     10.1%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ELFI               Distributive Interests attributable               vote
                              to ELFI and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              ELFI.

40         General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           LNG Shipping       Distributive Interests attributable               vote
                              to LNG Shipping and (b) such amount
                              of cash or Distributive Interests
                              as may be allocated to a holder of
                              an Allowed General Unsecured Claim
                              against LNG Shipping.

41         General Unsecured  Distributions of Pro Rata Share of      9.2%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EPSC               Distributive Interests attributable               vote
                              to EPSC and (b) such amount of cash
                              or Distributive Interests as may be


                                       40



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EPSC.

42         General Unsecured  Distributions of Pro Rata Share of     25.6%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ECTRIC             Distributive Interests attributable               vote
                              to ECTRIC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against ECTRIC.

43         General Unsecured  Distributions of Pro Rata Share of     19.3%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Communications     Distributive Interests attributable               vote
           Leasing            to Communications Leasing and (b)
                              such amount of cash or Distributive
                              Interests as may be allocated to a
                              holder of an Allowed General
                              Unsecured Claim against
                              Communications Leasing.

44         General Unsecured  Distributions of Pro Rata Share of     31.5%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Wind               Distributive Interests attributable               vote
                              to Wind and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              Wind.

45         General Unsecured  Distributions of Pro Rata Share of     50.0%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Wind Systems       Distributive Interests attributable               vote
                              to Wind Systems and (b) such amount
                              of cash or Distributive Interests
                              as may be allocated to a holder of
                              an Allowed General Unsecured Claim
                              against Wind Systems.

46         General Unsecured  Distributions of Pro Rata Share of     46.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EWESC              Distributive Interests attributable               vote
                              to EWESC and (b) such amount of


                                       41



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EWESC.

47         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Wind Maintenance   Distributive Interests attributable               vote
                              to Wind Maintenance and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to a
                              holder of an Allowed General
                              Unsecured Claim against Wind
                              Maintenance.

48         General Unsecured  Distributions of Pro Rata Share of     44.5%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Wind Constructors  Distributive Interests attributable               vote
                              to Wind Constructors and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to a
                              holder of an Allowed General
                              Unsecured Claim against Wind
                              Constructors.

49         General Unsecured  Distributions of Pro Rata Share of     50.0%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EREC I             Distributive Interests attributable               vote
                              to EREC I and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EREC I.

50         General Unsecured  Distributions of Pro Rata Share of     44.5%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EREC II            Distributive Interests attributable               vote
                              to EREC II and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EREC II.

51         General            Distributions of Pro Rata Share of     46.7%      Impaired;
           Unsecured          (a) the Distributive Assets and                   Entitled to


                                       42



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              Distributive Interests attributable
           Claims Against     to EREC III and (b) such amount of                vote
           EREC III           cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EREC III.

52         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EREC IV            Distributive Interests attributable               vote
                              to EREC IV and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EREC IV.

53         General Unsecured  Distributions of Pro Rata Share of     31.5%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EREC V             Distributive Interests attributable               vote
                              to EREC V and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EREC V.

54         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Intratex           Distributive Interests attributable               vote
                              to Intratex and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against Intratex.

55         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EPPI               Distributive Interests attributable               vote
                              to EPPI and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EPPI.

56         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
                              (a) the Distributive Assets and                   Entitled to


                                       43



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           Claims Against     Distributive Interests attributable               vote
           Methanol           to Methanol and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against Methanol.

57         General Unsecured  Distributions of Pro Rata Share of     14.6%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Ventures           Distributive Interests attributable               vote
                              to Ventures and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against Ventures.

58         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Enron Mauritius    Distributive Interests attributable               vote
                              to Enron Mauritius and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to a
                              holder of an Allowed General
                              Unsecured Claim against Enron
                              Mauritius.

59         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           India Holdings     Distributive Interests attributable               vote
                              to India Holdings and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to a
                              holder of an Allowed General
                              Unsecured Claim against India
                              Holdings.

60         General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against OPP (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to OPP and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim against
                              OPP.


                                       44



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

61         General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           NETCO              Distributive Interests attributable               vote
                              to NETCO and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against NETCO.

62         General Unsecured  Distributions of Pro Rata Share of     42.1%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EESSH              Distributive Interests attributable               vote
                              to EESSH and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EESSH.

63         General Unsecured  Distributions of Pro Rata Share of     73.5%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Wind Development   Distributive Interests attributable               vote
                              to Wind Development and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to a
                              holder of an Allowed General
                              Unsecured Claim against Wind
                              Development.

64         General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ZWHC               Distributive Interests attributable               vote
                              to ZWHC and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              ZWHC.

65         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Zond Pacific       Distributive Interests attributable               vote
                              to Zond Pacific and (b) such amount
                              of cash or Distributive Interests
                              as may be allocated to a holder of
                              an Allowed General Unsecured Claim


                                       45



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              against Zond Pacific.

66         General Unsecured  Distributions of Pro Rata Share of     22.9%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ERAC               Distributive Interests attributable               vote
                              to ERAC and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              ERAC.

67         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           NEPCO              Distributive Interests attributable               vote
                              to NEPCO and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against NEPCO.

68         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EPICC              Distributive Interests attributable               vote
                              to EPICC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EPICC.

69         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           NEPCO Power        Distributive Interests attributable               vote
           Procurement        to NEPCO Power Procurement and (b)
                              such amount of cash or Distributive
                              Interests as may be allocated to a
                              holder of an Allowed General
                              Unsecured Claim against NEPCO Power
                              Procurement.

70         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           NEPCO Services     Distributive Interests attributable               vote
                              to NEPCO Services International and
                              (b) such amount of cash or
                              Distributive Interests as may be


                                       46



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           International      allocated to a holder of an Allowed
                              General Unsecured Claim against
                              NEPCO Services International.

71         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           San Juan Gas       Distributive Interests attributable               vote
                              to San Juan Gas and (b) such amount
                              of cash or Distributive Interests
                              as may be allocated to a holder of
                              an Allowed General Unsecured Claim
                              against San Juan Gas.

72         General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EBF LLC            Distributive Interests attributable               vote
                              to EBF LLC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EBF LLC.

73         General Unsecured  Distributions of Pro Rata Share of     38.3%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Zond Minnesota     Distributive Interests attributable               vote
                              to Zond Minnesota and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against Zond
                              Minnesota.

74         General Unsecured  Distributions of Pro Rata Share of     20.5%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFII               Distributive Interests attributable               vote
                              to EFII and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EFII.

75         General Unsecured  Distributions of Pro Rata Share of     46.8%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           E Power            Distributive Interests attributable               vote
                              to E Power Holdings and (b) such


                                       47



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           Holdings           amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against E Power
                              Holdings.

76         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS-CMS            Distributive Interests attributable               vote
                              to EFS-CMS and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS-CMS.

77         General Unsecured  Distributions of Pro Rata Share of     11.8%      Impaired;
           Claims Against EMI (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to EMI and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EMI.

78         General Unsecured  Distributions of Pro Rata Share of     24.0%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Expat Services     Distributive Interests attributable               vote
                              to Expat Services and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against Expat
                              Services.

79         General Unsecured  Distributions of Pro Rata Share of     17.8%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Artemis            Distributive Interests attributable               vote
                              to Artemis and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against Artemis.

80         General Unsecured  Distributions of Pro Rata Share of     20.8%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable to            vote


                                       48



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           CEMS               CEMS and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              CEMS.

81         General Unsecured  Distributions of Pro Rata Share of     11.0%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           LINGTEC            Distributive Interests attributable               vote
                              to LINGTEC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against LINGTEC.

82         General Unsecured  Distributions of Pro Rata Share of      7.0%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EGSNVC             Distributive Interests attributable               vote
                              to EGSNVC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EGSNVC.

83         General Unsecured  Distributions of Pro Rata Share of      8.8%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           LGMC               Distributive Interests attributable               vote
                              to LGMC and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              LGMC.

84         General Unsecured  Distributions of Pro Rata Share of     16.1%      Impaired;
           Claims Against LRC (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to LRC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim against
                              LRC.

85         General Unsecured  Distributions of Pro Rata Share of     13.5%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable to


                                       49



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           LGMI               LGMI and (b) such amount of cash                  vote
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              LGMI.

86         General Unsecured  Distributions of Pro Rata Share of     15.3%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           LRCI               Distributive Interests attributable               vote
                              to LRCI and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              LRCI.

87         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against ECG (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable
                              vote to ECG and (b) such amount of
                              cash or Distributive Interests as may
                              be allocated to a holder of an
                              Allowed General Unsecured Claim against
                              ECG.

88         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EnRock Management  Distributive Interests attributable               vote
                              to EnRock Management and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against EnRock
                              Management.

89         General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ECI Texas          Distributive Interests attributable               vote
                              to ECI Texas and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against ECI Texas.

90         General            Distributions of Pro Rata Share of     75.7%      Impaired;
           Unsecured          (a) the Distributive Assets and                   Entitled to


                                       50



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           Claims Against     Distributive Interests attributable               vote
           Enrock             to EnRock and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EnRock.

91         General Unsecured  Distributions of Pro Rata Share of     25.1%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ECI Nevada         Distributive Interests attributable               vote
                              to ECI Nevada and (b) such amount
                              of cash or Distributive Interests
                              as may be allocated to a holder of
                              an Allowed General Unsecured Claim
                              against ECI Nevada.

92         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Alligator Alley    Distributive Interests attributable               vote
                              to Alligator Alley and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against Alligator
                              Alley.

93         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Enron Wind Storm   Distributive Interests attributable               vote
           Lake I             to Enron Wind Storm Lake I and (b)
                              such amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against Enron Wind
                              Storm Lake I.

94         General Unsecured  Distributions of Pro Rata Share of     75.4%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ECTMI              Distributive Interests attributable               vote
                              to ECTMI and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against ECTMI.


                                       51



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

95         General Unsecured  Distributions of Pro Rata Share of     16.6%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EnronOnline        Distributive Interests attributable               vote
                              to EnronOnline and (b) such amount
                              of cash or Distributive Interests
                              as may be allocated to a holder of
                              an Allowed General Unsecured Claim
                              against EnronOnline.

96         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           St. Charles        Distributive Interests attributable               vote
           Development        to St. Charles Development and (b)
                              such amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against St. Charles
                              Development.

97         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Calcasieu          Distributive Interests attributable               vote
                              to Calcasieu and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against Calcasieu.

98         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Calvert City Power Distributive Interests attributable               vote
                              to Calvert City Power and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against Calvert
                              City Power.

99         General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Enron ACS          Distributive Interests attributable               vote
                              to Enron ACS and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an


                                       52



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              Allowed General Unsecured Claim
                              against Enron ACS.

100        General Unsecured  Distributions of Pro Rata Share of     40.3%      Impaired;
           Claims Against LOA (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to LOA and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim against
                              LOA.

101        General Unsecured  Distributions of Pro Rata Share of      7.0%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ENIL               Distributive Interests attributable               vote
                              to ENIL and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              ENIL.

102        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against EI  (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to EI and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EI.

103        General Unsecured  Distributions of Pro Rata Share of     11.8%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EINT               Distributive Interests attributable               vote
                              to EINT and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EINT.

104        General Unsecured  Distributions of Pro Rata Share of      7.6%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EMDE               Distributive Interests attributable               vote
                              to EMDE and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed


                                       53



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              General Unsecured Claim against
                              EMDE.

105        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           WarpSpeed          Distributive Interests attributable               vote
                              to WarpSpeed and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against WarpSpeed.

106        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Modulus            Distributive Interests attributable               vote
                              to Modulus and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against Modulus.

107        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against ETI (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to ETI and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against ETI.

108        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against DSG (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable vote to DSG   vote
                              and (b) such amount of cash or Distributive
                              Interests as may be allocated to a holder of an
                              Allowed General Unsecured Claim against DSG.

109        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           RMTC               Distributive Interests attributable               vote
                              to RMTC and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed


                                       54



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              General Unsecured Claim against
                              RMTC.

110        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Omicron            Distributive Interests attributable               vote
                              to Omicron and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against Omicron.

111        General Unsecured  Distributions of Pro Rata Share of     56.4%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS I              Distributive Interests attributable               vote
                              to EFS I and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS I.

112        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS II             Distributive Interests attributable               vote
                              to EFS II and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS II.

113        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS III            Distributive Interests attributable               vote
                              to EFS III and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS III.

114        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS V              Distributive Interests attributable               vote
                              to EFS V and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed


                                       55



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              General Unsecured Claim
                              against EFS V.

115        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS VI             Distributive Interests attributable               vote
                              to EFS VI and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS VI.

116        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS VII            Distributive Interests attributable               vote
                              to EFS VII and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS VII.

117        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS IX             Distributive Interests attributable               vote
                              to EFS IX and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS IX.

118        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS X              Distributive Interests attributable               vote
                              to EFS X and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS X.

119        General Unsecured  Distributions of Pro Rata Share of      5.9%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS XI             Distributive Interests attributable               vote
                              to EFS XI and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an


                                       56



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              Allowed General Unsecured Claim
                              against EFS XI.

120        General Unsecured  Distributions of Pro Rata Share of      9.5%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS XII            Distributive Interests attributable               vote
                              to EFS XII and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS XII.

121        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS XV             Distributive Interests attributable               vote
                              to EFS XV and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS XV.

122        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS XVII           Distributive Interests attributable               vote
                              to EFS XVII and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS XVII.

123        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Jovinole           Distributive Interests attributable               vote
                              to Jovinole and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against Jovinole.

124        General Unsecured  Distributions of Pro Rata Share of     18.6%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS Holdings       Distributive Interests attributable               vote
                              to EFS Holdings and (b) such amount
                              of cash or Distributive Interests
                              as may be allocated to a holder of an


                                       57



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              Allowed General Unsecured Claim
                              against EFS Holdings.

125        General Unsecured  Distributions of Pro Rata Share of     21.9%      Impaired;
           Claims Against EOS (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to EOS and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EOS.

126        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Green Power        Distributive Interests attributable               vote
                              to Green Power and (b) such amount
                              of cash or Distributive Interests
                              as may be allocated to a holder of
                              an Allowed General Unsecured Claim
                              against Green Power.

127        General Unsecured  Distributions of Pro Rata Share of     24.7%      Impaired;
           Claims Against TLS (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to TLS and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against TLS.

128        General Unsecured  Distributions of Pro Rata Share of      9.6%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ECT Securities     Distributive Interests attributable               vote
           Limited            to ECT Securities Limited
           Partnership        Partnership and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against ECT Securities Limited
                              Partnership.

129        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ECT Securities     Distributive Interests attributable               vote
                              to ECT Securities LP and (b) such


                                       58



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           LP                 amount of cash or Distributive
                              Interests as may be allocated to a
                              holder of an Allowed General
                              Unsecured Claim against ECT
                              Securities LP.

130        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ECT Securities GP  Distributive Interests attributable               vote
                              to ECT Securities GP and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against ECT
                              Securities GP.

131        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           KUCC Cleburne      Distributive Interests attributable               vote
                              to KUCC Cleburne and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against KUCC
                              Cleburne.

132        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EIAM               Distributive Interests attributable               vote
                              to EIAM and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EIAM.


                                       59



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

133        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EBPHXI             Distributive Interests attributable               vote
                              to EBPHXI and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EBPHXI.

134        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against EHC (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to EHC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EHC.

135        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against EDM (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to EDM and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EDM.

136        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EIKH               Distributive Interests attributable               vote
                              to EIKH and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EIKH.

137        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ECHVI              Distributive Interests attributable               vote
                              to ECHVI and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against ECHVI.


                                       60



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

138        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EIAC               Distributive Interests attributable               vote
                              to EIAC and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EIAC.

139        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EBPIXI             Distributive Interests attributable               vote
                              to EBPIXI and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EBPIXI.

140        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Paulista           Distributive Interests attributable               vote
                              to Paulista and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against Paulista.

141        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EPCSC              Distributive Interests attributable               vote
                              to EPCSC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EPCSC.

142        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Pipeline Services  Distributive Interests attributable               vote
                              to Pipeline Services and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against Pipeline


                                       61



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              Services.

143        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ETPC               Distributive Interests attributable               vote
                              to ETPC and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              ETPC.

144        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ELSC               Distributive Interests attributable               vote
                              to ELSC and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              ELSC.

145        General Unsecured  Distributions of Pro Rata Share of      8.2%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EMMS               Distributive Interests attributable               vote
                              to EMMS and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EMMS.

146        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ECFL               Distributive Interests attributable               vote
                              to ECFL and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              ECFL.

147        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EPGI               Distributive Interests attributable               vote
                              to EPGI and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against


                                       62



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              EPGI.

148        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Transwestern       Distributive Interests attributable               vote
           Gathering          to Transwestern Gathering and (b)
                              such amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against
                              Transwestern Gathering.

149        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Enron Gathering    Distributive Interests attributable               vote
                              to Enron Gathering and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against Enron
                              Gathering.

150        General Unsecured  Distributions of Pro Rata Share of      5.8%      Impaired;
           Claims Against EGP (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to EGP and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EGP.

151        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EAMR               Distributive Interests attributable               vote
                              to EAMR and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EAMR.

152        General Unsecured  Distributions of Pro Rata Share of     22.0%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EBP I              Distributive Interests attributable               vote
                              to EBP I and (b) such amount of
                              cash or Distributive Interests as
                              may be


                                       63



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EBP I.

153        General Unsecured  Distributions of Pro Rata Share of     12.6%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EBHL               Distributive Interests attributable               vote
                              to EBHL and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EBHL.

154        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Enron Wind Storm   Distributive Interests attributable               vote
           Lake II            to Enron Wind Storm Lake II and
                              (b) such amount of cash or
                              Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              Enron Wind Storm Lake II.

155        General Unsecured  Distributions of Pro Rata Share of      9.5%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EREC               Distributive Interests attributable               vote
                              to EREC and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EREC.

156        General Unsecured  Distributions of Pro Rata Share of     21.1%      Impaired;
           Claims Against EA  (a) the Distributive Assets and                   Entitled to
           III                Distributive Interests attributable               vote
                              to EA III and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EA III.

157        General Unsecured  Distributions of Pro Rata Share of     13.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to EWLB and (b) such amount of cash


                                       64



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           EWLB               or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EWLB.

158        General Unsecured  Distributions of Pro Rata Share of     19.8%      Impaired;
           Claims Against SCC (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to SCC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against SCC.

159        General Unsecured  Distributions of Pro Rata Share of     27.6%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS IV             Distributive Interests attributable               vote
                              to EFS IV and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS IV.

160        General Unsecured  Distributions of Pro Rata Share of     42.9%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS VIII           Distributive Interests attributable               vote
                              to EFS VIII and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS VIII.

161        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EFS XIII           Distributive Interests attributable               vote
                              to EFS XIII and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EFS XIII.

162        General Unsecured  Distributions of Pro Rata Share of      9.6%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to ECI and (b) such amount of
                              cash or

                                       65



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           ECI                Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against ECI.

163        General Unsecured  Distributions of Pro Rata Share of     31.5%      Impaired;
           Claims Against EPC (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to EPC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EPC.

164        General Unsecured  Distributions of Pro Rata Share of      5.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Richmond Power     Distributive Interests attributable               vote
                              to Richmond Power and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against Richmond
                              Power.

165        General Unsecured  Distributions of Pro Rata Share of     13.1%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           ECTSVC             Distributive Interests attributable               vote
                              to ECTSVC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against ECTSVC.

166        General Unsecured  Distributions of Pro Rata Share of     20.1%      Impaired;
           Claims Against EDF (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to EDF and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EDF.

167        General Unsecured  Distributions of Pro Rata Share of     13.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable to


                                       66



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           ACFI               ACFI and (b) such amount of cash                  vote
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against ACFI.

168        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against TPC (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to TPC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against TPC.

169        General Unsecured  Distributions of Pro Rata Share of     33.0%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           APACHI             Distributive Interests attributable               vote
                              to APACHI and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against APACHI.

170        General Unsecured  Distributions of Pro Rata Share of     17.7%      Impaired;
           Claims Against EDC (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to EDC and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against EDC.

171        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against ETP (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to ETP and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against ETP.

172        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable to


                                       67



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           NSH                NSH and (b) such amount of                        vote
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against NSH.

173        General Unsecured  Distributions of Pro Rata Share of     26.2%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Enron South        Distributive Interests attributable               vote
           America            to Enron South America and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against Enron South
                              America.

174        General Unsecured  Distributions of Pro Rata Share of     56.5%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EGPP               Distributive Interests attributable               vote
                              to EGPP and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EGPP.

175        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Cabazon Power      Distributive Interests attributable               vote
                              to Cabazon Power and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against Cabazon
                              Power.

176        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Cabazon Holdings   Distributive Interests attributable               vote
                              to Cabazon Holdings and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against Cabazon
                              Holdings.


                                       68



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

177        General Unsecured  Distributions of Pro Rata Share of     16.5%      Impaired;
           Claims Against ECB (a) the Distributive Assets and                   Entitled to
                              Distributive Interests attributable               vote
                              to ECB and (b) such amount of
                              cash or Distributive Interests as
                              may be allocated to a holder of an
                              Allowed General Unsecured Claim
                              against ECB.

178        General Unsecured  Distributions of Pro Rata Share of     75.7%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Victory Garden     Distributive Interests attributable               vote
                              to Victory Garden and (b) such
                              amount of cash or Distributive
                              Interests as may be allocated to
                              a holder of an Allowed General
                              Unsecured Claim against Victory
                              Garden.

179        General Unsecured  Distributions of Pro Rata Share of      8.3%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           Oswego Cogen       Distributive Interests attributable               vote
                              to Oswego Cogen and (b) such amount
                              of cash or Distributive Interests
                              as may be allocated to a holder of
                              an Allowed General Unsecured Claim
                              against Oswego Cogen.

180        General Unsecured  Distributions of Pro Rata Share of     19.1%      Impaired;
           Claims Against     (a) the Distributive Assets and                   Entitled to
           EEPC               Distributive Interests attributable               vote
                              to EEPC and (b) such amount of cash
                              or Distributive Interests as may be
                              allocated to a holder of an Allowed
                              General Unsecured Claim against
                              EEPC.

181        General Unsecured  Distributions of Pro Rata Share of     54.8%      Impaired;
           Claims Against PGH the Portland Creditor Cash.                       Entitled to
                                                                                vote

182        General Unsecured  Distributions of Pro Rata Share of      0.0%      Impaired;
                                                                                Entitled to


                                       69



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           Claims Against     the Portland Creditor Cash.                       vote
           PTC

183        Enron              Distributions of Pro Rata Share of      0.0%      Impaired;
           Subordinated       the Distributive Assets and                       Not
           Debenture Claims   Distributive Interests attributable               entitled to
                              to ENE.                                           vote

184        Enron TOPRS        Distributions of Pro Rata Share of      0.0%      Impaired;
           Debenture Claims   the Distributive Assets and                       Entitled to
                              Distributive Interests attributable               vote
                              to ENE.

185        Enron Guaranty     Distributions of Pro Rata Share of     14.5%      Impaired;
           Claims             the Enron Guaranty Distributive                   Entitled to
                              Assets and the Enron Guaranty                     vote
                              Distributive Interests.

186        Wind Guaranty      Distributions of Pro Rata Share of     28.6%      Impaired;
           Claims             the Wind Guaranty Distributive                    Entitled to
                              Assets and the Wind Guaranty                      vote
                              Distributive Interests.

187        ENA Guaranty       Distributions of Pro Rata Share of     17.3%      Impaired;
           Claims             the ENA Guaranty Distributive                     Entitled to
                              Assets and the ENA Guaranty                       vote
                              Distributive Interests.

188        ACFI Guaranty      Distributions of Pro Rata Share of     10.9%      Impaired;
           Claims             ACFI Guaranty Distributive Assets                 Entitled to
                              and ACFI Guaranty Distributive                    vote
                              Interests.

189        EPC Guaranty       Distributions of Pro Rata Share of     28.6%      Impaired;
           Claims             EPC Guaranty Distributive Assets                  Entitled to
                              and EPC Guaranty Distributive                     vote
                              Interests.

190        Intercompany       Distributions of Pro Rata Share of    Variable    Impaired;
           Claims             Intercompany Distributive Assets                  Not
                              and Intercompany Distributive                     entitled to
                              Interests.                                        vote

191        Convenience        Payment in Cash of the amount of       27.8%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EMCC               Percentage against EMCC.                          vote


                                       70



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

192        Convenience        Payment in Cash of the amount of       15.6%      Impaired;
           Claims Against ENE the Convenience Claim Distribution                Entitled to
                              Percentage against ENE.                           vote

193        Convenience        Payment in Cash of the amount of       18.1%      Impaired;
           Claims Against ENA the Convenience Claim Distribution                Entitled to
                              Percentage against ENA.                           vote

194        Convenience        Payment in Cash of the amount of       20.6%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EPMI               Percentage against EPMI.                          vote

195        Convenience        Payment in Cash of the amount of       68.0%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           PBOG               Percentage against PBOG.                          vote

196        Convenience        Payment in Cash of the amount of       12.0%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           SSLC               Percentage against SSLC.                          vote

197        Convenience        Payment in Cash of the amount of       11.0%      Impaired;
           Claims Against EBS the Convenience Claim Distribution                Entitled to
                              Percentage against EBS.                           vote

198        Convenience        Payment in Cash of the amount of       14.5%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EESO               Percentage against EESO.                          vote

199        Convenience        Payment in Cash of the amount of       21.7%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EEMC               Percentage against EEMC.                          vote

200        Convenience        Payment in Cash of the amount of       17.8%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EESI               Percentage against EESI.                          vote

201        Convenience        Payment in Cash of the amount of       20.5%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to


                                       71



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           EES                Distribution Percentage against                   vote
                              EES

202        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against ETS the Convenience Claim Distribution                Entitled to
                              Percentage against ETS.                           vote

203        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against BAM the Convenience Claim Distribution                Entitled to
                              Percentage against BAM.                           vote

204        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ENA Asset Holdings Percentage against ENA Asset                      vote
                              Holdings.

205        Convenience        Payment in Cash of the amount of       10.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EGLI               Percentage against EGLI.                          vote

206        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against EGM the Convenience Claim Distribution                Entitled to
                              Percentage against EGM.                           vote

207        Convenience        Payment in Cash of the amount of       13.5%      Impaired;
           Claims Against ENW the Convenience Claim Distribution                Entitled to
                              Percentage against ENW.                           vote

208        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against EIM the Convenience Claim Distribution                Entitled to
                              Percentage against EIM.                           vote

209        Convenience        Payment in Cash of the amount of       12.9%      Impaired;
           Claims Against OEC the Convenience Claim Distribution                Entitled to
                              Percentage against OEC.                           vote

210        Convenience        Payment in Cash of the amount of       15.5%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EECC               Percentage against EECC.                          vote


                                       72



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

211        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EEOSC              Percentage against EEOSC.                         vote

212        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Garden State       Percentage against Garden State.                  vote

213        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Palm Beach         Percentage against Palm Beach.                    vote

214        Convenience        Payment in Cash of the amount of       14.3%      Impaired;
           Claims Against TSI the Convenience Claim Distribution                Entitled to
                              Percentage against TSI.                           vote

215        Convenience        Payment in Cash of the amount of       16.0%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EEIS               Percentage against EEIS.                          vote

216        Convenience        Payment in Cash of the amount of       40.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EESOMI             Percentage against EESOMI.                        vote

217        Convenience        Payment in Cash of the amount of       10.6%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFSI               Percentage against EFSI.                          vote

218        Convenience        Payment in Cash of the amount of       19.3%      Impaired;
           Claims Against EFM the Convenience Claim Distribution                Entitled to
                              Percentage against EFM.                           vote

219        Convenience        Payment in Cash of the amount of        8.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EBS LP             Percentage against EBS LP.                        vote

220        Convenience        Payment in Cash of the amount of       11.3%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to


                                       73



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           EESNA              Percentage against EESNA.                         vote

221        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           LNG Marketing      Percentage against LNG Marketing.                 vote

222        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Calypso            Percentage against Calypso.                       vote

223        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Global LNG         Percentage against Global LNG.                    vote

224        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EIFM               Percentage against EIFM.                          vote

225        Convenience        Payment in Cash of the amount of       21.5%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ENGMC              Percentage against ENGMC.                         vote

226        Convenience        Payment in Cash of the amount of        5.3%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ENA Upstream       Percentage against ENA Upstream.                  vote

227        Convenience        Payment in Cash of the amount of        9.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ELFI               Percentage against ELFI.                          vote

228        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           LNG Shipping       Percentage against LNG Shipping.                  vote

229        Convenience        Payment in Cash of the amount of        8.3%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EPSC               Percentage against EPSC.                          vote


                                       74



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

230        Convenience        Payment in Cash of the amount of       23.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ECTRIC             Percentage against ECTRIC.                        vote

231        Convenience        Payment in Cash of the amount of       17.3%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Communications     Percentage against Communications                 vote
           Leasing            Leasing.

232        Convenience        Payment in Cash of the amount of       28.4%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Wind               Percentage against Wind.                          vote

233        Convenience        Payment in Cash of the amount of       45.0%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Wind Systems       Percentage against Wind Systems.                  vote

234        Convenience        Payment in Cash of the amount of       42.0%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EWESC              Percentage against EWESC.                         vote

235        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Wind Maintenance   Percentage against Wind Maintenance.              vote

236        Convenience        Payment in Cash of the amount of       40.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Wind Constructors  Percentage against Wind                           vote
                              Constructors.

237        Convenience        Payment in Cash of the amount of       40.0%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EREC I             Percentage against EREC I.                        vote

238        Convenience        Payment in Cash of the amount of       40.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to


                                       75



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           EREC II            Distribution Percentage against                   vote
                              EREC II.

239        Convenience        Payment in Cash of the amount of       42.0%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EREC III           Percentage against EREC III.                      vote

240        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EREC IV            Percentage against EREC IV.                       vote

241        Convenience        Payment in Cash of the amount of       28.4%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EREC V             Percentage against EREC V.                        vote

242        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Intratex           Percentage against Intratex.                      vote

243        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EPPI               Percentage against EPPI.                          vote

244        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Methanol           Percentage against Methanol.                      vote

245        Convenience        Payment in Cash of the amount of       13.2%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Ventures           Percentage against Ventures.                      vote

246        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Enron Mauritius    Percentage against Enron Mauritius.               vote

247        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           India Holdings     Percentage against India Holdings.                vote

248        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against OPP the Convenience Claim Distribution                Entitled to
                              Percentage against OPP.                           vote


                                       76



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

249        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           NETCO              Percentage against NETCO.                         vote

250        Convenience        Payment in Cash of the amount of       37.9%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EESSH              Percentage against EESSH.                         vote

251        Convenience        Payment in Cash of the amount of       66.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Wind Development   Percentage against Wind Development.              vote

252        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ZWHC               Percentage against ZWHC.                          vote

253        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Zond Pacific       Percentage against Zond Pacific.                  vote

254        Convenience        Payment in Cash of the amount of       20.6%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ERAC               Percentage against ERAC.                          vote

255        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           NEPCO              Percentage against NEPCO.                         vote

256        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EPICC              Percentage against EPICC.                         vote

257        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           NEPCO Power        Percentage against NEPCO Power                    vote
           Procurement        Procurement.

258        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim                             Entitled to


                                       77



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           NEPCO Services     Distribution Percentage against                   vote
           International      NEPCO Services International.

259        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           San Juan Gas       Percentage against San Juan Gas.                  vote

260        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EBF LLC            Percentage against EBF LLC.                       vote

261        Convenience        Payment in Cash of the amount of       34.4%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Zond Minnesota     Percentage against Zond Minnesota.                vote

262        Convenience        Payment in Cash of the amount of       18.5%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFII               Percentage against EFII.                          vote

263        Convenience        Payment in Cash of the amount of       42.1%      Impaired;
           Claims Against E   the Convenience Claim Distribution                Entitled to
           Power Holdings     Percentage against E Power Holdings.              vote

264        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS-CMS            Percentage against EFS-CMS.                       vote

265        Convenience        Payment in Cash of the amount of       10.6%      Impaired;
           Claims Against EMI the Convenience Claim Distribution                Entitled to
                              Percentage against EMI.                           vote

266        Convenience        Payment in Cash of the amount of       21.6%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Expat Services     Percentage against Expat Services.                vote

267        Convenience        Payment in Cash of the amount of       16.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Artemis            Percentage against Artemis.                       vote


                                       78



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

268        Convenience        Payment in Cash of the amount of       18.7%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           CEMS               Percentage against CEMS.                          vote

269        Convenience        Payment in Cash of the amount of        9.9%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           LINGTEC            Percentage against LINGTEC.                       vote

270        Convenience        Payment in Cash of the amount of        6.3%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EGSNVC             Percentage against EGSNVC.                        vote

271        Convenience        Payment in Cash of the amount of        7.9%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           LGMC               Percentage against LGMC.                          vote

272        Convenience        Payment in Cash of the amount of       14.5%      Impaired;
           Claims Against LRC the Convenience Claim Distribution                Entitled to
                              Percentage against LRC.                           vote

273        Convenience        Payment in Cash of the amount of       12.2%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           LGMI               Percentage against LGMI.                          vote

274        Convenience        Payment in Cash of the amount of       13.7%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           LRCI               Percentage against LRCI.                          vote

275        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against ECG the Convenience Claim Distribution                Entitled to
                              Percentage against ECG.                           vote

276        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EnRock Management  Percentage against EnRock                         vote
                              Management.


                                       79



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

277        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ECI Texas          Percentage against ECI Texas.                     vote

278        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EnRock             Percentage against EnRock.                        vote

279        Convenience        Payment in Cash of the amount of       22.6%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ECI Nevada         Percentage against ECI Nevada.                    vote

280        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Alligator Alley    Percentage against Alligator Alley.               vote

281        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Enron Wind Storm   Percentage against Enron Wind Storm               vote
           Lake I             Lake I.

282        Convenience        Payment in Cash of the amount of       67.8%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ECTMI              Percentage against ECTMI.                         vote

283        Convenience        Payment in Cash of the amount of       15.0%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EnronOnline        Percentage against EnronOnline.                   vote

284        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           St. Charles        Percentage against St. Charles                    vote
           Development        Development.

285        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Calcasieu          Percentage against Calcasieu.                     vote

286        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to


                                       80



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           Calvert City Power Percentage against Calvert City                   vote
                              Power.

287        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Enron ACS          Percentage against Enron ACS.                     vote

288        Convenience        Payment in Cash of the amount of       36.2%      Impaired;
           Claims Against LOA the Convenience Claim Distribution                Entitled to
                              Percentage against LOA.                           vote

289        Convenience        Payment in Cash of the amount of        6.3%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ENIL               Percentage against ENIL.                          vote

290        Convenience        Payment in Cash of the amount of        5.2%      Impaired;
           Claims Against EI  the Convenience Claim Distribution                Entitled to
                              Percentage against EI.                            vote

291        Convenience        Payment in Cash of the amount of       10.7%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EINT               Percentage against EINT.                          vote

292        Convenience        Payment in Cash of the amount of        6.8%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EMDE               Percentage against EMDE.                          vote

293        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           WarpSpeed          Percentage against WarpSpeed.                     vote

294        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Modulus            Percentage against Modulus.                       vote

295        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against ETI the Convenience Claim Distribution                Entitled to
                              Percentage against ETI.                           vote


                                       81



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

296        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against DSG the Convenience Claim Distribution                Entitled to
                              Percentage against DSG.                           vote

297        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           RMTC               Percentage against RMTC.                          vote

298        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Omicron            Percentage against Omicron.                       vote

299        Convenience        Payment in Cash of the amount of       50.8%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS I              Percentage against EFS I.                         vote

300        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS II             Percentage against EFS II.                        vote

301        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS III            Percentage against EFS III.                       vote

302        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS V              Percentage against EFS V.                         vote

303        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS VI             Percentage against EFS VI.                        vote

304        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS VII            Percentage against EFS VII.                       vote

305        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to


                                       82



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           EFS IX             Percentage against EFS IX.                        vote

306        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS X              Percentage against EFS X.                         vote

307        Convenience        Payment in Cash of the amount of        5.3%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS XI             Percentage against EFS XI.                        vote

308        Convenience        Payment in Cash of the amount of        8.5%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS XII            Percentage against EFS XII.                       vote

309        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS XV             Percentage against EFS XV.                        vote

310        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS XVII           Percentage against EFS XVII.                      vote

311        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Jovinole           Percentage against Jovinole.                      vote

312        Convenience        Payment in Cash of the amount of       16.7%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS Holdings       Percentage against EFS Holdings.                  vote

313        Convenience        Payment in Cash of the amount of       19.7%      Impaired;
           Claims Against EOS the Convenience Claim Distribution                Entitled to
                              Percentage against EOS.                           vote

314        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Green Power        Percentage against Green Power.                   vote


                                       83



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

315        Convenience        Payment in Cash of the amount of       22.2%      Impaired;
           Claims Against TLS the Convenience Claim Distribution                Entitled to
                              Percentage against TLS.                           vote

316        Convenience        Payment in Cash of the amount of        8.6%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ECT Securities     Percentage against ECT Securities                 vote
           Limited            Limited Partnership.
           Partnership

317        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ECT Securities LP  Percentage against ECT Securities                 vote
                              LP.

318        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ECT Securities GP  Percentage against ECT Securities                 vote
                              GP.

319        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           KUCC Cleburne.     Percentage against KUCC Cleburne                  vote

320        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EIAM               Percentage against EIAM.                          vote

321        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EBPHXI             Percentage against EBPHXI.                        vote

322        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against EHC the Convenience Claim Distribution                Entitled to
                              Percentage against EHC.                           vote

323        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against EDM the Convenience Claim Distribution                Entitled to
                              Percentage against EDM.                           vote
324        Convenience        Payment in Cash of the amount of       68.1%      Impaired;


                                       84



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           Claims Against     the Convenience Claim Distribution                Entitled to
           EIKH               Percentage against EIKH.                          vote

325        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ECHVI              Percentage against ECHVI.                         vote

326        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EIAC               Percentage against EIAC.                          vote

327        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EBPIXI             Percentage against EBPIXI.                        vote

328        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Paulista           Percentage against Paulista.                      vote

329        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EPCSC              Percentage against EPCSC.                         vote

330        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Pipeline Services  Percentage against Pipeline                       vote
                              Services.

331        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ETPC               Percentage against ETPC.                          vote

332        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ELSC               Percentage against ELSC.                          vote

333        Convenience        Payment in Cash of the amount of        7.4%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EMMS               Percentage against                                vote


                                       85



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

                              EMMS.

334        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ECFL               Percentage against ECFL.                          vote

335        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EPGI               Percentage against EPGI.                          vote

336        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Transwestern       Percentage against Transwestern                   vote
           Gathering          Gathering.

337        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Enron Gathering    Percentage against Enron Gathering.               vote

338        Convenience        Payment in Cash of the amount of        5.2%      Impaired;
           Claims Against EGP the Convenience Claim Distribution                Entitled to
                              Percentage against EGP.                           vote

339        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EAMR               Percentage against EAMR.                          vote

340        Convenience        Payment in Cash of the amount of       19.8%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EBP-I              Percentage against EBP-I.                         vote

341        Convenience        Payment in Cash of the amount of       11.3%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EBHL               Percentage against EBHL.                          vote


                                       86



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

342        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Enron Wind Storm   Percentage against Enron Wind Storm               vote
           Lake II            Lake II.

343        Convenience        Payment in Cash of the amount of        8.5%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EREC               Percentage against EREC.                          vote

344        Convenience        Payment in Cash of the amount of       19.0%      Impaired;
           Claims Against EA  the Convenience Claim Distribution                Entitled to
           III                Percentage against EA III.                        vote

345        Convenience        Payment in Cash of the amount of       12.3%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EWLB               Percentage against EWLB.                          vote

346        Convenience        Payment in Cash of the amount of       17.8%      Impaired;
           Claims Against SCC the Convenience Claim Distribution                Entitled to
                              Percentage against SCC.                           vote

347        Convenience        Payment in Cash of the amount of       24.8%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS IV             Percentage against EFS IV.                        vote

348        Convenience        Payment in Cash of the amount of       38.6%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS VIII           Percentage against EFS VIII.                      vote

349        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EFS XIII           Percentage against EFS XIII.                      vote

350        Convenience        Payment in Cash of the amount of        8.7%      Impaired;
           Claims Against ECI the Convenience Claim Distribution                Entitled to
                              Percentage against ECI.                           vote

351        Convenience        Payment in Cash of the amount of       28.3%      Impaired;
           Claims Against     the Convenience Claim                             Entitled to


                                       87



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           EPC                Distribution Percentage against                   vote
                              EPC.

352        Convenience        Payment in Cash of the amount of        5.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Richmond Power     Percentage against Richmond Power.                vote

353        Convenience        Payment in Cash of the amount of       11.8%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ECTSVC             Percentage against ECTSVC.                        vote

354        Convenience        Payment in Cash of the amount of       18.1%      Impaired;
           Claims Against EDF the Convenience Claim Distribution                Entitled to
                              Percentage against EDF.                           vote

355        Convenience        Payment in Cash of the amount of       12.4%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           ACFI               Percentage against ACFI.                          vote

356        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against TPC the Convenience Claim Distribution                Entitled to
                              Percentage against TPC.                           vote

357        Convenience        Payment in Cash of the amount of       29.7%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           APACHI             Percentage against APACHI.                        vote

358        Convenience        Payment in Cash of the amount of       15.9%      Impaired;
           Claims Against EDC the Convenience Claim Distribution                Entitled to
                              Percentage against EDC.                           vote

359        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against ETP the Convenience Claim Distribution                Entitled to
                              Percentage against ETP.                           vote

360        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against NHS the Convenience Claim Distribution                Entitled to
                              Percentage against NHS.                           vote


                                       88



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

361        Convenience        Payment in Cash of the amount of       23.6%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Enron South        Percentage against Enron South                    vote
           America            America.

362        Convenience        Payment in Cash of the amount of       50.8%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EGPP               Percentage against EGPP.                          vote

363        Convenience        Payment in Cash of the amount of       49.3%      Impaired;
           Claims Against PGH the Convenience Claim Distribution                Entitled to
                              Percentage against PGH.                           vote

364        Convenience        Payment in Cash of the amount of        0.0%      Impaired;
           Claims Against PTC the Convenience Claim Distribution                Entitled to
                              Percentage against PTC.                           vote

365        Enron Guaranty     Payment in Cash of the amount of       13.0%      Impaired;
           Convenience Claims the Convenience Claim Distribution                Entitled to
                              Percentage against Enron Guaranty                 vote
                              Distributive Assets.

366        Wind Guaranty      Payment in Cash of the amount of       25.8%      Impaired;
           Convenience Claims the Convenience Claim Distribution                Entitled to
                              Percentage against Wind Guaranty                  vote
                              Distributive Assets.

367        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Cabazon Power      Percentage against Cabazon Power                  vote

368        Convenience        Payment in Cash of the amount of       68.1%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Cabazon Holdings   Percentage against Cabazon Holdings               vote

369        Convenience        Payment in Cash of the amount of       14.8%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Enron Caribbean    Percentage against Enron Caribbean                vote

370        Convenience        Payment in Cash of the amount of       68.1%      Impaired;


                                       89



            Type of Allowed
            Claim or Equity                                       Estimated
Class          Interest                   Treatment                Recovery       Status
-----          --------                   ---------                --------       ------

           Claims Against     the Convenience Claim Distribution                Entitled to
           Victory Garden     Percentage against Victory Garden                 vote

371        Convenience        Payment in Cash of the amount of        7.5%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           Oswego Cogen       Percentage against Oswego Cogen                   vote

372        Convenience        Payment in Cash of the amount of       17.2%      Impaired;
           Claims Against     the Convenience Claim Distribution                Entitled to
           EEPC               Percentage against EEPC                           vote

373        Convenience ENA    Payment in Cash of the amount of       15.5%      Impaired;
           Guaranty Claims    the Convenience Claim Distribution                Entitled to
                              Percentage against ENA Guaranty                   vote
                              Distributive Assets.

374        Convenience ACFI   Payment in Cash of the amount of        9.8%      Impaired;
           Guaranty Claims    the Convenience Claim Distribution                Entitled to
                              Percentage against ACFI Guaranty                  vote
                              Distributive Assets.

375        Convenience EPC    Payment in Cash of the amount of       25.7%      Impaired;
           Guaranty Claims    the Convenience Claim Distribution                Entitled to
                              Percentage against EPC Guaranty                   vote
                              Distributive Assets.

376-382    Subordinated       No distribution                         0.0%      Impaired;
           Claims                                                               Not
                                                                                entitled to
                                                                                vote

383        Enron Preferred    No distribution                         0.0%      Impaired;
           Equity Interests                                                     Not
                                                                                entitled to
                                                                                vote

384        Enron Common       No distribution                         0.0%      Impaired;
           Equity Interests                                                     Not
                                                                                entitled to
                                                                                vote

385        Other Equity       No distribution                         0.0%      Impaired;
           Interest                                                             Not
                                                                                entitled to
                                                                                vote

          For illustrative purposes, refer to Appendix P: "Components of Distributions Under the Plan" for an analysis of the components of the estimated distribution on a hypothetical (i) Allowed General Unsecured Claim in Classes 3 through 182, Allowed Enron Subordinated


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


Debenture Claim in Class 183, Allowed Enron TOPRS Subordinated Claim in Class 184, Allowed Guaranty Claim in Classes 185-189, all in the allowed amount of $1,000,000 and (ii) Allowed Convenience Claim in the allowed amount of $50,000 in Classes 191 through 375.

D.   Assets, Claims and Distributions

     1.   Estimates

          Refer to Appendix C: "Estimated Assets, Claims and Distributions" for a summary description of the assets and liabilities of each Debtor and estimated Creditor recoveries under various scenarios. The values, claim amounts, and distribution ranges reflected in these schedules are estimated based on the information available to the Debtors as of the time of preparation of the schedules. Actual results may vary widely from these estimates. Refer to Section XIV.C., "Variance from Valuations, Estimates and Projections" for further information.

     2.   Methodology for Calculating Estimated Recoveries

          As described in more detail below, the estimated recoveries set forth in this Disclosure Statement and in Appendix C: "Estimated Assets, Claims and Distributions" on a Debtor-by-Debtor basis, are calculated by analyzing the estimated asset value available for distribution under the Plan and the Claims to be satisfied pursuant to the Plan for that Debtor. This data was then coupled with the global compromise embodied in the Plan to generate the estimated recoveries or range of distribution set forth above in Section I.C.2., "Summary of Classification and Treatment."

          a. Distribution Model. Given the magnitude of third-party and intercompany claims and the complexity of the ownership structure and inter-estate disputes, the Debtors required a complex computer program to maintain the requisite data regarding assets, liabilities, value allocation, and related issues, as well as to provide a means for calculating distributions or recoveries under the Plan. Accordingly, shortly following the Initial Petition Date, Blackstone began to develop the Distribution Model, a complex computer model designed to serve this purpose. The model is a complex and customized software program consisting of more than 15,000 lines of computer code, as well as multiple, integrated spreadsheets and databases. The model interfaces directly with the Debtors' accounting systems and supporting analyses performed by the Debtors and their advisors regarding assets and liabilities of the estates. To ensure the consistency of the model, it incorporates internal cross-checks and generates detailed summary reports and control schedules.

          The Distribution Model tracks the assets and liabilities of each Debtor and most of the other Enron Companies. Taking into consideration, among other things, the complexity of intercompany claims and equity interests between the Enron Companies, the model calculates the value of the assets of each Debtor and the allocation of that value to satisfy secured, administrative, priority, and unsecured Claims against each Debtor. Further, the Distribution Model was designed to permit the incorporation of numerous variables reflecting different values and legal assumptions. The graphic below illustrates the Distribution Model mechanics:

                                              ------------
                         ---------------  -A-     SAP
                              Model:          ------------
-------------------         Accounting
 Debtors and their  -B-     Interface         ------------
     advisors            ---------------  -A-   Hyperion
-------------------             |             ------------
                    \           C                              ------------
                     B          |                           __     Asset    \
                      \         |                          /    Allocations  \
                    ----------------       -------------  /    ------------   \
----------------         Model:            Model: Engine /     ------------    \   ------------
Debtors' Records -D-    Database     -All- ------------- \       Solvency  _____\    Creditor
----------------    ----------------          |         | \___   Analysis      /    Recoveries
                    /  |      |               |         |  \   ------------   /   /------------
                   E   |      |               |          \  \  ------------  /   /
                  /    |      |               |           \  \  Diligence   /   /
----------------       |      |               |            \     Process   /   /
  Model: Other         |    ------------      |             \  ------------   /
    Reports            |     Recoveries  _____|              \ ------------  /
----------------       |    ------------                      \  Internal   /
                       |_____________Adjustments_____________     Review   /
                                                               ------------

Key to Diagram
A: Third party and intercompany account balances
B: Asset values, trade book estimates, guarantees and claims data
C: Adjusted aggregate assets, claims and intercompany balances
D: Equity ownership, supporting information and bankruptcy case status
E: Recovery percentages used to produce summary reports and control schedules

          Refer to Appendix C: "Estimated Assets, Claims and Distributions" for additional information regarding the Distribution Model and calculation of recoveries.

          In June 2002, the Debtors shared a preliminary draft of the Distribution Model with the Creditors' Committee. The Creditors' Committee tested the validity of the Distribution Model for purposes of calculating and analyzing various permutations of a potential chapter 11 plan. In February 2003, the Debtors shared a draft of the Distribution Model with the ENA Examiner for his independent verification. The ENA Examiner similarly concluded that the Distribution Model was a reliable tool for its intended purpose.

          b. Estimated Asset Value to be Distributed Under Plan. Other than cash on hand, the asset valuation information contained in the Distribution Model reflects either (i) if the asset has been sold, the sales price or (ii) if the asset has not been sold, an estimate developed by Blackstone and management. For this purpose, a Debtor's assets may include Cash, assets held for sale, assets identified for transfer into CrossCountry or Prisma, claims and causes of action, and investments in subsidiaries. Due to the inherent uncertainties of litigation, for purposes of estimating asset value, no value has been ascribed to any claims or causes of action the Debtors may have.

          c. Estimated Claims to be Satisfied Under Plan. The claims estimates included in the Distribution Model were estimated using the following procedures: (i) Administrative Expense, Secured, and Priority Claims, including Administrative Expense Claims against other Debtors, have been estimated by the Debtors based upon historical expense levels, filed Claims, and/or the Debtors' books and records, (ii) Intercompany Claims are based upon the intercompany accounts and notes reflected in the Debtors' books and records as of the date hereof and Schedules, as the same may be modified from time to time, and
(iii) all other Claims are based upon filed Claims, the books and records of the Debtors, and analyses performed by the Debtors and their professionals.

          d. Estimated Range of Distributions. Using the asset and claims data described above, the Distribution Model generates estimates regarding the range of recovery under a variety of fact patterns. The estimates set forth in the Disclosure Statement were calculated based on the global compromise incorporated into the Plan.

                    II. Introduction to Disclosure Statement

   Capitalized terms used throughout this Disclosure Statement are defined in
                  Appendix A: "Material Defined Terms for Enron
                     Disclosure Statement" attached hereto.

          The Debtors submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code to holders of Claims against the Debtors in connection with (i) the solicitation of acceptances of the Fifth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated January 9, 2004, filed by the Debtors with the United States Bankruptcy Court for the Southern District of New York and (ii) the Confirmation Hearing scheduled for April 20, 2004, commencing at 10:00 a.m. New York City Time.

          On January 9, 2004 the Bankruptcy Court, under section 1125 of the Bankruptcy Code, approved this Disclosure Statement as containing information of a kind, and in sufficient detail, adequate to enable a hypothetical, reasonable investor typical of the solicited classes of Claims of the Debtors to make an informed judgment with respect to the acceptance or rejection of the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT EITHER OF THE FAIRNESS OR THE MERITS OF THE PLAN OR OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT.

          The Disclosure Statement Order, a copy of which is annexed hereto as
Exhibit 2: "Disclosure Statement Order" sets forth in detail, among other things, the deadlines, procedures, and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. The Voting Procedures Order, a copy of which is annexed hereto as
Exhibit 3: "Voting Procedures Order", sets forth in detail the procedures for temporary allowance of claims for voting purposes. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the Disclosure Statement Order, the Ballot, and the instructions accompanying the Ballot in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

A.   Purpose of this Disclosure Statement

          The purpose of this Disclosure Statement is to provide the holders of Claims against the Debtors with adequate information to make an informed judgment about the Plan.